Exhibit 4(d)1

LOUISIANA POWER & LIGHT COMPANY
TO
THE CHASE MANHATTAN BANK
(successor to The Chase National Bank of the City of New York)
AND
MILTON J. REDLICH
(successor to Carl E. Buckley),
As Trustees under Louisiana Power &
Light Company’s Mortgage and
Deed of Trust, Dated as of
April 1, 1944
___________________
SIXTH SUPPLEMENTAL INDENTURE
___________________
Dated as of April 1, 1960

SIXTH SUPPLEMENTAL INDENTURE
INDENTURE, dated as of the 1st day of April, 1960, made and entered into by and between LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida, whose post office address is 142 Delaronde Street, New Orleans 14, Louisiana (hereinafter sometimes called the Company), party of the first part, and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York (successor by merger to The Chase National Bank of the City of New York), whose post office address is 18 Pine Street, New York 15, New York (hereinafter sometimes called the Corporate Trustee), and MILTON J. REDLICH (successor to Carl E. Buckley), whose post office address is 641 East 31st Street, Brooklyn 10, New York (hereinafter sometimes called the Co-Trustee), as Trustees, parties of the second part (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the Mortgage), which Mortgage was executed and delivered by Louisiana Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this Indenture (hereinafter called Sixth Supplemental Indenture) being supplemental thereto;
WHEREAS, said Mortgage was recorded in various Parishes in the State of Louisiana; and
WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof and the Company executed and delivered to the Trustees a First Supplemental Indenture, dated as of March 1, 1948 (hereinafter called the First Supplemental Indenture), a Second Supplemental Indenture, dated as of November 1, 1950 (hereinafter called the Second Supplemental Indenture), a Third Supplemental Indenture, dated as of September 1, 1953 (hereinafter called the Third Supplemental Indenture), and a Fourth Supplemental Indenture, dated as of October 1, 1954 (hereinafter called the Fourth Supplemental Indenture), which were recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Company executed and delivered to the Trustees a Fifth Supplemental Indenture, dated as of January 1, 1957 (hereinafter called the Fifth Supplemental Indenture), which was recorded in Parishes in the State of Louisiana, as follows:

PARISH	DATE FILED	ENTRY NO.	MORTGAGE BOOK	FOLIO
Ascension	Jan. 22, 1957	50372	86	332
Assumption	Jan. 22, 1957	44563	70	573
Avoyelles	Jan. 22, 1957	165620	11	603
Bienville	Jan. 22, 1957	N-8852	79	177
Bossier	Jan. 22, 1957	113826	**92	1
Caldwell	Jan. 22, 1957	97598	38	182
Catahoula	Jan. 22, 1957	75930	51	133
Claiborne	Jan. 22, 1957	211587	*10	120
Concordia	Jan. 22, 1957	60905	G-4	194
East Carroll	Jan. 22, 1957	16458	64	567
East Feliciana	Jan. 22, 1957	9868	35	163
Franklin	Jan. 22, 1957	71931	44	567
Grant	Jan. 22, 1957	17563	*6	418
Iberville	Jan. 22, 1957	222	80	326
Jackson	Jan. 22, 1957	137627	*N	249
Jefferson	Jan. 22, 1957	92898	***3	443
Lafourche	Jan. 22, 1957	146504	53	101
LaSalle	Jan. 22, 1957	56161	39	305
Lincoln	Jan. 22, 1957	C-3284	25	481
Livingston	Jan. 22, 1957	24606	**8	21
Madison	Jan. 22, 1957	14404	2	19
Morehouse	Jan. 22, 1957	15061	132	137
Natchitoches	Jan. 22, 1957	M-A-1317	210-A	487
Orleans	Jan. 22, 1957	0	1678-B	518
Ouachita	Jan. 22, 1957	423735	435	497
Plaquemines	Jan. 22, 1957	320	35	589
Rapides	Jan. 22, 1957	411452	402	277
Red River	Jan. 22, 1957	89578	45	351
Richland	Jan. 22, 1957	167493	108	608
Sabine	Jan. 22, 1957	158803	32	353
St. Bernard	Jan. 22, 1957	19728	53	395
St. Charles	Jan. 22, 1957	15463	68	469
St. Helena	Jan. 22, 1957	0	28	335
St. James	Jan. 22, 1957	14240	48	592
St. John the Baptist	Jan. 22, 1957	16508	YY	452
St. Martin	Jan. 22, 1957	53981	108	254
St. Tammany	Jan. 22, 1957	135308	126	565
Tangipahoa	Jan. 22, 1957	87974	**23	1
Tensas	Jan. 22, 1957	46017	00	21
Terrebonne	Jan. 22, 1957	161596	144	599
Union	Jan. 22, 1957	104840	41	589
Vernon	Jan. 22, 1957	212605	242	308
Washington	Jan. 22, 1957	138	138	225
Webster	Jan. 22, 1957	150157	104	347
West Carroll	Jan. 22, 1957	116056	33	520
Winn	Jan. 22, 1957	14385	40	389

* Special Mortgage Book.
** Amortization Mortgage Book.
*** Bond Mortgage Book.
and
WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, bonds of a series entitled and designated First Mortgage Bonds, 3% Series due 1974 (hereinafter called the bonds of the First Series), in the aggregate principal amount of Seventeen Million Dollars ($17,000,000), of which Fifteen Million Two Hundred Ninety-seven Thousand Dollars ($15,297,000) principal amount are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3⅛ % Series due 1978 (hereinafter called the bonds of the Second Series), in the aggregate principal amount of Ten Million Dollars ($10,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3% Series due 1980 (hereinafter called the bonds of the Third Series), in the aggregate principal amount of Ten Million Dollars ($10,000,000), of which Nine Million Nine Hundred Thousand Dollars ($9,900,000) principal amount are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 4% Series due 1983 (hereinafter called the bonds of the Fourth Series), in the aggregate principal amount of Twelve Million Dollars ($12,000,000), none of which bonds of the Fourth Series are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3⅛% Series due 1984 (hereinafter called the bonds of the Fifth Series), in the aggregate principal amount of Eighteen Million Dollars ($18,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 4 ¾% Series due 1987 (hereinafter called bonds of the Sixth Series), in the aggregate principal amount of Twenty Million Dollars ($20,000,000), all of which are now Outstanding; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixth Supplemental Indenture, and the terms of the bonds of the Seventh Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;
NOW THEREFORE, THIS INDENTURE WITNESSETH: That Louisiana Power & Light Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Milton J. Redlich (successor to Carl E. Buckley) and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Chase Manhattan Bank (successor by merger to The Chase National Bank of the City of New York), as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors, and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired - that is to say:
Paragraph One
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites, or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property, including all the Company’s right, title and interest in and to the following property situated in the State of Louisiana:
OUACHITA PARISH
(1)    Additions, improvements and replacements to the Steam Electric Generating Station and the 110 KV and the 110/13.8/34.5 KV Substations in Sterlington, Ouachita Parish, situated on those certain tracts or parcels of land more particularly described in Paragraph One, Sub-Paragraph (5) of the Mortgage and on those certain tracts or parcels of land particularly described as follows:
Two tracts of land situated in Ouachita Parish, Louisiana more particularly described as follows:
TRACT No. 1 - 34.864 Acres
34.864 Acres of land situated in Section 37, Township 20 North, Range 4 East, Parish of Ouachita, State of Louisiana, lying north of the Sterlington-Monroe Road and joining Louisiana Power and Light Co. 41.14 acre tract (Book 153, p. 101) and bounded as follows:
Commencing at the meander corner on the east bank of the Ouachita River and the south line of Section 20, T 20 N - R 4 E; thence, N 16° 10 ¼’ E, 155.84’; thence, S 61° 59 ¼’ E, 499.76’ along the south line

1.    Thence, N 61° 41¼’ W, 131.09’.
2.    Thence, N 68° 36’ E, 66.21’.
3.    Thence, S 56° 28’ E, 122.18’.
4.    Thence, S 68° 36’ W, 51.64’ back to the point of beginning.
Said tracts containing in the aggregate 36.562 acres and being also shown on a plat of survey made by J. T. Balfour, C. E., under date of April 10, 1957.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Harvey L. Gregg, Jr., et al by Act of Sale under private signature, duly acknowledged, executed by the vendors on August 1, 1957 and by the purchaser on August 8, 1957, recorded in Conveyance Book 624, Folio 664 of the records of Ouachita Parish.
Paragraph Two
The Electric Substations and Substation Sites of the Company, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, transmitting and distributing electric energy, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations or any of them or used or enjoyed or capable of being used or enjoyed in conjunction with any thereof, including all the Company’s right, title and interest in and to the following, situated in the State of Louisiana:
ASCENSION PARISH
(1)    The Burnside 115/13.8 KV Substation, located northeast of Burnside in Ascension Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain parcel of ground situated in Section 7, T 10 S, R 3 E, southeastern district of Louisiana, east of the Mississippi in Ascension Parish, Louisiana, being a portion of the original Clark plantation which said portion of ground is described as follows:
Commencing at an old grate on the 80 arpent line marking the corner common to Sections 12, 32, 7 and 9, S 14 degrees 52’ W along the division line of the Clark and Conway plantations a distance of 7490.82’ to a point as noted on the survey by George H. Grandjean, D. S. in 1881 thence continuing along said division line S 15 degrees 15’ W, a distance of 664.77’ to the north right of way line of Louisiana Highway No. 22 (formerly No. 761) thence along said right of way line S 87 degrees 37’ 45” W, a distance of 66.79’, thence S 84 degrees 46’ W continuing along said right of way line a distance of 113.51’ to the point of beginning, thence along said right of way line S 84 degrees 46’ W, a distance of 86.49’, thence along said right of way line S 81 degrees 54’ 15” W a distance of 100.12’, thence along said right of way line S 84 degrees 46’ W a distance of 315.37’, thence N 5 degrees 14’ W a distance of 500’, thence N 84 degrees 46’ E a distance of 686.78’, thence S 15 degrees 15’ W a distance of 528.41’ to the point of beginning, all as is more fully shown on a survey by J. J. Krebs & Sons, Civil Engineers & Surveyors, dated September 16, 1957.
The above described property is subject to a reservation to former owners of the property of an undivided one-half (½) interest in and to all oil, gas and other minerals, but the authority to make and execute leases or other agreements for the exploration, development, production and/or marketing of oil, gas and other minerals, in respect to the one-half (½) interest in said minerals reserved by former owners as aforesaid, has passed to and been acquired by the Company by mesne assignments and the Act of Sale, hereinafter mentioned, by which it acquired the property.
Being the same property acquired by the Company from Olin Mathieson Chemical Corporation and Revere Copper and Brass Incorporated by Act of Sale under private signature, duly acknowledged, executed by the vendors on October 3, 1958 and by the Company on October 15, 1958, recorded in Conveyance Book 139, File No. 56896 of the records of Ascension Parish.
ASSUMPTION PARISH
(2)    The Bayou Boeuf 34.5/13.8 KV Substation situated on land owned by others.
CONCORDIA PARISH
(3)    The Vidalia 34.5/13.8 KV Substation in Vidalia, Concordia Parish, located on that certain tract or parcel of land more particularly described in Paragraph Three, Sub-Paragraph (5) of the Mortgage.
CONCORDIA PARISH
(4)    Additions, improvements and replacements to the Red Gum 115/34.5 KV Substation in Concordia Parish, situated on that certain tract or parcel of land more particularly described in Paragraph Three, Sub-Paragraph (3) of the Mortgage, and on that certain tract or parcel of land particularly described as follows:
A certain lot or parcel of ground situated in Section 47, Township 8 North, Range 10 East, Concordia Parish, Louisiana, more particularly described as follows:
From the corner common to Sections 40, 47 and 48, Township 8 North, Range 10 East, Concordia Parish, Louisiana, run N20° 00’W for 131.21 feet to the northerly right-of-way of U. S. No. 65 Highway, thence along said U.S. No. 65 right-of-way on a bearing of N53°40’E for 300.00 feet, more or less, to the point of beginning, said point of beginning being the southeast corner of Louisiana Power & Light Company Lot as recorded in Con. Book SS, page 316 of the records of Concordia Parish, Louisiana. From said point of beginning run N53 °40’E for 75.0 feet; thence N20°00’W for 624.2 feet; thence S53°48’W, 75.0 feet; thence S20°00’E, 624.3 feet to point of beginning, said tract of land containing 1.03 acres and being in Section 47.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas and other minerals, but the mineral owners have covenanted not to drill or explore for said minerals on said property nor to exercise on said property any surface rights whatsoever.
Being the same property acquired by the Company from Ulric L. Fomby, et als, by Act of Sale under private signature, duly acknowledged, executed by the vendors on October 25 and 28 and November 3, 1958, and by the Company on November 14, 1958, recorded in Conveyance Book P-6, Folio 375 of the records of Concordia Parish.

JEFFERSON PARISH
(5)    Additions, improvements and replacements to the Harvey 115/13.8 KV Substation in Harvey, Jefferson Parish, situated on that tract or parcel of land more particularly described in Paragraph Two, Sub-Paragraph (19) of the Fifth Supplemental Indenture.
JEFFERSON PARISH
(6)    The Lakeshore 115/13.8 KV Substation at Arnoult Road in Jefferson Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages, appurtenances, prescriptions, both liberative and acquisitive, batture and batture rights, and riparian rights thereunto belonging or in anywise appertaining, located in the Parish of Jefferson, State of Louisiana, on the east or left descending side of the Mississippi River, in Hessmer Farms, which said tract or portion of ground, in accordance with plan of survey by J. L. Fontcuberta, Surveyor, dated June 14, 1957, is composed of all of Plots 276, 277, 286, and 287, and portions of Plots 288 and 289 of said Hessmer Farms, and is bounded on the west by the easterly margin of Edenborn Avenue, on and along which it fronts and measures 437.91 feet, on the north by the top of the southerly bank of Canal No. 2, along which it measures 420.32 feet, on the east by the westerly margin of Arnoult Road, on and along which it fronts and measures 421.41 feet, and on the south by the southerly property line of said Plots 276 and 277, a distance of 420 feet; and further in accordance with said plan of survey said tract or portion of ground is more particularly described as follows, to-wit:
Commencing at an iron pipe located in the northwest corner of the intersection of Arnoult Road and Cypress Street and running thence in a northerly direction along the westerly margin of Arnoult Road for a distance of 12,720 feet to an iron pipe located in the southeast corner of the aforementioned Plot 276, which is the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, turning a right angle to the left and running in a westerly direction along the southerly line of the aforementioned Plots 276 and 277 for a distance of 420 feet to the easterly margin of Edenborn Avenue and an iron pipe located in the southwest corner of said Plot 277; thence turning a right angle to the right and running in a northerly direction along and fronting on the easterly margin of Edenborn Avenue for a distance of 437.91 feet to an iron pipe in the top of the southerly bank of Canal No. 2; thence turning 92 degrees 15 minutes to the right and running in an easterly direction along the top of the southerly bank of Canal No. 2 for a distance of 420.32 feet to an iron pipe located at the westerly margin of Amoult Road; thence turning 87 degrees 45 minutes to the right and running in a southerly direction along and fronting on the westerly margin of Arnoult Road for a distance of 421.41 feet to the POINT OF BEGINNING; containing 4.143 acres of land.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations of property of Louisiana Power & Light Company.
Being the same property acquired by the Company from Dr. Ignatius Tedesco, Jr., et als by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on October 10, 1957, recorded in Conveyance Book 433, Folio 698 of the records of Jefferson Parish.

JEFFERSON PARISH
(7)    The Kenner 115/13.8 KV Substation in Kenner, Jefferson Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract of land together with all the buildings and improvements thereon situated in the Parish of Jefferson, Louisiana more particularly described as follows:
ONE CERTAIN SQUARE OF GROUND, containing and consisting of
FORTY-SEVEN CERTAIN LOTS OR PARCELS OF GROUND, together with all improvements thereon and all rights, ways, privileges, servitudes, and advantages and appurtenances thereunto belonging or in anywise appertaining, situated in the Parish of Jefferson, State of Louisiana in that part thereof known as Hanson Place, said square being designated as Square No. 7 and being bounded by Gordon Avenue, Geneva Street, Alliance Avenue, and Orleans-Kenner Road, said lots being designated by the Numbers 1 to 47 inclusive and measure according to map of Hanson Place by S. A. Calongne’s Sons dated July 23, 1926, and revised September 15th, 1926, as follows:
LOTS ONE TO TWELVE (1 to 12) adjoin each other and measure each 20.63 feet front on Orleans-Kenner Road, similar width in the rear, by a depth of 120 feet between equal and parallel lines. Lot No. 1 forms the corner of Gordon Avenue and Orleans-Kenner Road. Lot No. 12 forms the corner of Alliance Avenue and Orleans-Kenner Road.
LOT No. THIRTEEN (13) adjoins the rear of lots 7 to 12 inclusive and measures 26.55 feet front on Alliance Avenue, a width in the rear of 56.95 feet by a depth on the side line separating it from Lot No. 14 of 120 feet and a depth on the other side line separating it from the rear of lots 7 to 12 inclusive of 123.79 feet.
LOTS Nos. 14 to 23 inclusive adjoin each other and measure each 20 feet front on Alliance Avenue, similar width in the rear, by a depth of 120 feet between equal and parallel lines. Lot No. 14 commences at a distance of 146.55 feet from the corner of Alliance Avenue and Orleans-Kenner Road.
LOT No. 24 adjoins the rear of lots 25 to 30 inclusive and measures 53.96 feet front on Alliance Avenue, a width in the rear of 5.86 feet by a depth on the side line separating it from Lot No. 23 of 120 feet and a depth on the other side line separating it from the rear of Lots Nos. 25 to 30 inclusive of 129.29 feet.
LOTS Nos. 25 to 36 inclusive adjoin each other and measure each 21.55 feet front on Geneva Street, similar width in the rear, by a depth of 120 feet between equal and parallel lines. Lot No. 25 forms the corner of Alliance Avenue, and Geneva Street. Lot No. 36 forms the corner of Gordon Avenue and Geneva Street.
Lot No. 37 adjoins the rear of lots 31 to 36 inclusive and measures 17.80 feet front on Gordon Avenue, a width in the rear of 65.88 feet by a depth on the side line separating it from Lot 38 of 120 feet and a depth on the other side line separating it from the rear of Lots Nos. 31 to 36 inclusive of 129.29 feet.
LOTS Nos. 38 to 46 inclusive adjoin each other and measure each 20 feet front on Gordon Avenue, a similar width in the rear, by a depth of 120 feet between equal and parallel lines. Lot No. 38 commences at a distance of 137.80 feet from the corner of Gordon Avenue and Geneva Street.

LOT No. 47 adjoins Lot No. 46 and measures 47.35 feet front on Gordon Avenue, a width in the rear of 16.95 feet by a depth on the side line separating it from Lot No. 46 of 120 feet and a depth on the other side line separating it from the rear of Lots Nos. 1 to 6 inclusive of 123.79 feet.
AND according to a plan of survey by J. L. Fontcuberta, Surveyor, dated January 27, 1959, said square of ground has the same bounds as above set forth, is designated as Square No. 7, and is located in Hanson Place in the City of Kenner, Parish of Jefferson, State of Louisiana, in Section 38, Township 12 South, Range 9 East, on the left descending bank of the Mississippi River, and said Square No. 7 of Hanson Place measures 247.56 feet front on the Orleans-Kenner Road, 485.15 feet front on Gordon Avenue, 258.60 feet front on Geneva Street, and 520.51 feet front on Alliance Avenue. AND FURTHER according to said plan of survey by J. L. Fontcuberta, Surveyor, dated January 27, 1959, the aforesaid forty-seven certain lots or parcels of ground contained in said Square No. 7 of Hanson Place and of which said square consists, have the same designations and locations as above set forth, and the same measurements as above set forth except for the following very minor differences; Lot No. 13 is shown by said Fontcuberta plan as having a depth on its side line separating it from the rear of Lots 7 to 12 inclusive of 123.78 feet; Lot No. 24 is shown by said Fontcuberta plan as having a width in the rear of 5.88 feet and a depth on the side line separating it from the rear of Lots Nos. 25 to 30 inclusive of 129.30 feet; Lot No. 37 is shown by said Fontcuberta plan as having a depth on the side line separating it from the rear of Lots Nos. 31 to 36 inclusive of 129.30 feet; and Lot 47 is shown by said Fontcuberta plan as having a depth on its side line separating it from the rear of Lots Nos. 1 to 6 inclusive of 123.78 feet.
Being the same property acquired by the Company from Ernest J. Robin, et als by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on April 15, 1959, recorded in Conveyance Book 474, Folio 271 of the records of Jefferson Parish.
LAFOURCHE PARISH
(8)    The Cut Off 34.5/13.8 KV Substation at Cut Off, Lafourche Parish, situated on land owned by others.
LAFOURCHE PARISH
(9)    The Leeville 115/34.5 KV Substation located near Leeville in Lafourche Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Lafourche, State of Louisiana, on the left descending side of Bayou Lafourche, in Lot 7 of Section 3, Township 22 South, Range 22 East, at the intersection of the northerly line of said Lot 7 and the easterly margin of the Right of Way of Louisiana State Highway No. 1 (Leeville-Grand Isle Highway), which said tract or portion of ground, in accordance with plan of survey by E. M. Collier, Surveyor, dated June 3, 1957, revised July 29, 1957, measures and is more particularly described as follows, to-wit:
Commencing at the northeast corner of said Section 3, Township 22 South, Range 22 East, Lafourche Parish, Louisiana, which is the section corner common to Sections 2 and 3 of Township 22 South, Range 22 East, and Sections 34 and 35 of Township 21 South, Range 22 East, and running thence in a westerly direction along the northerly section line of said Section 3, which is also the southerly section line of the aforesaid Section 34, for a distance of 1,320 feet to the northeast corner of Lot 1 of said Section 3; thence running in a southerly direction along the easterly line of Lots 1 and 6 of said Section 3, on a bearing of

South 4 degrees 56 minutes East, for a distance of 2,646.65 feet to the northeast corner of Lot 7 of said Section 3; thence running in a westerly direction along the northerly line of said Lot 7 of Section 3, which is also the southerly line of Lot 6 of said Section 3, on a bearing of North 89 degrees 58 minutes West, for a distance of 464.7 feet to a ⅞ ths inch iron rod marking the northeasterly corner of said tract or portion of ground, which is the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, continuing in a westerly direction along the northerly line of Lot 7 of the aforementioned Section 3, which is also the southerly line of Lot 6 of said Section 3, on the aforementioned bearing of North 89 degrees 58 minutes West, for a distance of 400 feet to the easterly margin of the Right of Way of Louisiana State Highway No. 1 (Leeville-Grand Isle Highway), which point is marked by a 2 ½ inch pipe; thence running in a southerly direction along and fronting on the easterly margin of the Right of Way of said Louisiana State Highway No. 1 (Leeville-Grand Isle Highway), on a bearing of South 2 degrees 48 minutes East for a distance of 255 feet; thence continuing to run in a southerly direction along and to front on the easterly margin of said highway Right of Way, on a bearing of South 12 degrees 26 minutes East, for a distance of 146.05 feet to a point marked by a 1 ¼ inch pipe; thence running in an easterly direction, on a bearing of South 89 degrees 58 minutes East, for a distance of 400 feet to a point marked by a ⅞ ths inch iron rod; thence running in a northerly direction, on a bearing of North 6 degrees 18 minutes West, for a distance of 399.75 feet to the POINT OF BEGINNING;
The above described property is subject to a reservation and/or grant to some of the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Eugene Constantin, Jr., et als by Act of Sale under private signature, duly acknowledged, executed by the vendors on February 28, 1958, March 11, 1958 and March 25, 1958, and by the Company on April 10, 1958, recorded in Conveyance Book 234, Folio 289 of the records of Lafourche Parish.
MOREHOUSE PARISH
(10)    The Gallion 115/13.8 KV Substation near Gallion, Morehouse Parish, situated on that certain tract or parcel of land more particularly described in Paragraph Four, Sub-Paragraph (2) of the Fourth Supplemental Indenture.
PLAQUEMINES PARISH
(11)    The Port Nickel 115/13.8 KV Substation located at Port Nickel, Plaquemines Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of Plaquemines, State of Louisiana, in Section 3, Township 14 South, Range 12 East, Southeastern Land District of Louisiana, East of the Mississippi River, being a part of what was formerly known or designated as “Mon Plaisir Plantation” bounded on its westerly side by the easterly margin of the right of way of the Public Road running along the Mississippi River and presently designated as Louisiana State Highway No. 39, on its northerly side by the property of Freeport Sulphur Company, formerly Charles Mumphrey, and on its easterly and southerly sides by property of Lothrop Realty Co., Inc. forming a part of what was formerly known or designated as “Mon Plaisir Plantation”; which said tract or portion of ground is designated as Parcel “A” on a plan of survey by

R. P. Rordam, Civil Engineer, dated July 17, 1958, revised July 25, 1958, to show bearings and July 31, 1958, to show radius of curve, and in accordance with said plan of survey said tract or portion of ground thereon designated as Parcel “A” is located, measures and is described more fully and specifically as follows, to-wit:
Commencing at the point of intersection of the northerly section line of said Section 3 (which is also the southerly section line of Section 2 of the same township and range and is also the upper or northerly boundary line of what was formerly known or designated as “Mon Plaisir Plantation”) with the easterly margin of the right of way of the Public Road running along the Mississippi River, presently designated as Louisiana State Highway No. 39, which point of intersection and beginning is marked by an iron pipe, and running thence along said northerly section line of Section 3 on a bearing of South 62 degrees 00 minutes East for a distance of 400.00 feet to a point marked by a 1 ½ inch iron pipe, thence running on a bearing of South 05 degrees 32 minutes West for a distance of 384.00 feet to a point marked by a 1½ inch iron pipe, thence running on a bearing of North 62 degrees 00 minutes West for a distance of 410.00 feet to the easterly margin of the right of way of the aforesaid Public Road presently designated as Louisiana State Highway No. 39, which point is marked by a 1 ½ inch iron pipe, thence running in a northeasterly direction along and fronting on the easterly margin of the right of way of the said Public Road along the arc of a circle having a radius of 1,701.78 feet for a distance of 169.10 feet (the chord subtending said arc being a straight line running on a bearing of North 08 degrees 41 minutes East for a distance of 169.04 feet) to a point marked by a 1½ inch iron pipe, thence continuing along and fronting on the easterly margin of the right of way of the said Public Road on a bearing of North 05 degrees 32 minutes East for a distance of 211.40 feet to the point of beginning, marked by an iron pipe; containing 3.276 acres of land.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted off and without the outside surface limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Lothrop Realty Co., Inc. by Act of Sale under private signature, duly acknowledged, executed by Lothrop Realty Co., Inc. on October 6, 1958 and by the Company on November 7, 1958, recorded in Conveyance Book 210, Folio 1008 of the records of Plaquemines Parish.
ST. BERNARD PARISH
(12)    Additions, improvements and replacements to the Chalmette 115 KV Substation in Chalmette, St. Bernard Parish, situated on that certain tract or parcel of land more particularly described in Paragraph Two, Sub-Paragraph (48) of the Fifth Supplemental Indenture.
TANGIPAHOA PARISH
(13)    The Independence 115/24 KV 7500 KVA Substation located in Tangipahoa Parish approximately 1.5 miles West of the Town of Independence, Louisiana situated on a certain tract or parcel of land more particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages, prescriptions, both liberative and acquisitive, batture and batture rights, and riparian rights, thereunto belonging or in anywise appertaining, located in the Parish of Tangipahoa, State of Louisiana, in Section 38, Township 5 South, Range 7 East, Greensburg District, which said tract or portion of ground is bounded on the South by the northerly margin of the Right of Way of the asphalt highway presently designated as Louisiana State Highway No. 40, on the East by the Natalbany River, and on the West and North by property now or formerly owned by the vendor herein; and in accordance with plan of survey by W. A. Tycer, C. E., dated April 23, 1957, said tract or portion of ground measures and is more particularly described as follows, to-wit:
Commencing on the northerly margin of the Right of Way of the asphalt highway presently designated as Louisiana State Highway No. 40 at a point located 21 feet North and 128 feet West of the intersection of the south section line of the aforementioned Section 38 with the center of the Natalbany River, which point of beginning is also located 34 feet South of the West pole of Structure No. 75 of the Louisiana Power & Light Company power line as presently constructed; thence running due West along the northerly margin of said highway Right of Way and fronting thereon for a distance of 174 feet to a point marked by a 4 inch pipe; thence running in a northerly direction, on a bearing of North 0 degrees 15 minutes West, for a distance of 400 feet to a point marked by a 4 inch iron pipe; thence running in an easterly direction, on a bearing of North 89 degrees 45 minutes East, for a distance of 623 feet to the westerly bank of the Natalbany River; thence running along the westerly bank of the Natalbany River, on a bearing of South 12 degrees West for a distance of 190 feet; thence continuing along the westerly bank of the Natalbany River and running due West for a distance of 198 feet; thence continuing along the westerly bank of the Natalbany River, on a bearing of South 30 degrees West, for a distance of 244 feet to the northerly margin of the aforementioned highway Right of Way; thence running due West along and fronting on the northerly margin of the said highway Right of Way for a distance of 98 feet to the point of beginning, containing 4.15 acres of land.
Being the same property acquired by the Company from Sam J. Leto by Act of Sale under private signature, duly acknowledged, executed on September 30, 1957, recorded in Conveyance Book 226, Folio 558 of the records of Tangipahoa Parish.
WASHINGTON PARISH
(14)    The Bogalusa (Camellia Street) 115 KV Substation in Bogalusa, Washington Parish, situated on that certain tract or parcel of land more particularly described in Paragraph Three, Sub-Paragraph (56) of the Fourth Supplemental Indenture.
WINN PARISH
(15)    The Dodson 115/13.8 KV Substation in Dodson, Winn Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract or parcel of land containing 4.15 acres situated in the West Half of Northeast Quarter of Southwest Quarter, Section 26, Township 13 North, Range 3 West, Parish of Winn, State of Louisiana, lying south of State Highway No. 126 and bounded as follows:
Commencing at the northeast corner of the W½ of NE¼ of SW¼, Section 26, T13N, R3W, thence South 524.9 feet to the south right-of-way line of Highway No. 126 and THE POINT OF BEGINNING (said POINT OF BEGINNING is further described as being East 2078.1 feet and South 3136.24 feet from the Northwest corner of Section 26, T13N, R3W) Running,
1.    Thence, continuing South 417.44 feet to the southeast corner of the land hereby conveyed.
2.    Thence S 89° 18’ W, 417.44 feet to the southwest corner of the land hereby conveyed.

3.    Thence North 427.04 feet to the south right-of-way line of Highway No. 126 and the northwest corner of the land hereby conveyed.
4.    Thence S. 86° 53’ E 144.0 feet along said highway right-of-way.
5.    Thence N 89° 18’ E 273.44 feet along said right-of-way back to the point of beginning and the northeast corner of the land hereby conveyed.
Said tract containing 4.15 acres, more or less, and being shown on plat of survey made by J. T. Balfour, Registered Civil Engineer, under date of November 3, 1958.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Mrs. Velma Gates French, et als, by Act of Sale under private signature, duly acknowledged, executed by the vendors on November 13, 20 and 21, 1958 and by the Company on November 28, 1958, recorded in Conveyance Book 85, Folio 160 of the records of Winn Parish.
Paragraph Three
All and Singular the Miscellaneous Lands and Real Estate or Right and Interests Therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust, including the following, situated in the State of Louisiana, described as:
CLAIBORNE PARISH
(1)    A certain lot or parcel of ground located in Claiborne Parish, more particularly described as follows:
A certain lot or parcel of ground situated in the Northeast Quarter of the Southwest Quarter (NE¼ of SW¼) of Section 32, Township 23 North, Range 7 West, Claiborne Parish, Louisiana, more particularly described as follows:
Commencing at an iron pin in the Southeast corner of said Section 32; thence North 89 degrees 45 minutes West a distance of 2640 feet to the Southeast corner of the Southwest Quarter (SW¼ ) of Section 32; thence North along the North-South center line of the South Half (S½) of said Section 32 a distance of 607.5 feet to the North right of way line of Highway No. 79 (Homer-Haynesville Road); thence North 40 degrees 24 minutes West along the said North line of the highway right of way a distance of 1003.6 feet to a point on the fence line between the Callender and Sales property for the POINT OF BEGINNING:
(1)    Thence continue North 40 degrees 24 minutes West along the North line of said highway right of way a distance of 500 feet;
(2)    Thence North 49 degrees 36 minutes East a distance of 450 feet;
(3)    Thence South 40 degrees 24 minutes East a distance of 500 feet;

(4)    Thence South 49 degrees 36 minutes West a distance of 450 feet to the said POINT OF BEGINNING;
said tract containing five (5) acres, more or less, and being shown on plat of survey made by J. T. Balfour, C. E.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from W. M. Callender, et als by Act of Sale under private signature, duly acknowledged, executed by the vendors on May 6, 7 and 9, 1958 and by the Company on May 23, 1958, recorded in Conveyance Book 233, Folio 109 of the records of Claiborne Parish.
JACKSON PARISH
(2)    A certain lot or parcel of ground situated in the Village of Hodge, Parish of Jackson, more particularly described as follows:
A certain lot or parcel of ground situated in the Northwest Quarter of Northwest Quarter (NW¼ of NW¼) of Section 19, Township 15 North, Range 3 West, and the Northeast Quarter of Northeast Quarter (NE¼ of NE¼) of Section 24, Township 15 North, Range 4 West, said lot being more particularly described as follows:
From the Northeast corner of the Northwest Quarter of the Northwest Quarter of Section 19, T. 15 N., R. 3 W., Jackson Parish, Louisiana; thence Westerly along the line between Sections 18 and 19 a distance of 956.79 feet to the East right-of-way line of U.S. Highway No. 167; thence Southwesterly along said right-of-way line a distance of 243.49 feet to the POINT OF BEGINNING; From thence Southwesterly along said highway right-of-way line a distance of 459.22 feet; thence Easterly parallel with the line between Sections 18 and 19 a distance of 734.09 feet; thence Northerly perpendicular to the last mentioned course a distance of 367.28 feet; thence Southwesterly at a deflection angle of 94 deg. 25 minutes to the left a distance of 421.08 feet to the East right-of-way line of U.S. Highway No. 167 and the point of beginning;
said lot containing 4.59 acres, more or less, and being designated “Hodge Office Site” on plat of survey No. A 6950 dated November 28, 1958.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas, coal or other minerals, but no surface rights whatever are reserved to the mineral owner, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted off the property or under the property whereby the use of the property by the Company shall not be interfered with and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company, and provided that in no event shall drilling for minerals be conducted within 200 feet of any buildings or improvements placed on the property by the Company.
Being the same property acquired by the Company from Continental Can Company, Inc. by Act of Sale under private signature, duly acknowledged, executed by Continental Can Company, Inc. on January 8, 1959 and by the Company on February 3, 1959, recorded in Conveyance Book 95, Folio 135 of the records of Jackson Parish.

JEFFERSON PARISH
(3)    A certain tract or portion of ground in the Parish of Jefferson, more particularly described as follows:
A certain piece or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Jefferson, State of Louisiana, on the East or left descending side of the Mississippi River, in Hessmer Farms, which said piece or portion of ground is composed of a part of Plot 291 of Hessmer Farms, the subdivision of Hessmer Farms and said Plot 291 thereof being shown on a Plan by W. A. Blalock, C. E., dated July 15, 1919, made part of an Act of Deposit by Hessmer Holdings Company, Incorporated passed before Alexis Brian, Notary Public for the Parish of Orleans, on January 2, 1920, filed January 15, 1920 and registered in Conveyance Book 47, Folio 70 of the records of Jefferson Parish, Louisiana; and which said piece or portion of ground, in accordance with a plan of survey by J. L. Fontcuberta, Surveyor, dated January 8, 1958, is composed of a part of Plot 291 of Hessmer Farms, and measures and is described more fully and specifically as follows, to-wit:
Commencing at a point on the easterly margin of Hessmer Avenue located North 1 degree 24 minutes 17 seconds East 13,140 feet (measured along said easterly margin of Hessmer Avenue) from the northeasterly corner of the intersection of Hessmer Avenue and Cypress Street, which point of beginning is the southwesterly corner of Plot 291 and the northwesterly corner of Plot 284 of the aforesaid Hessmer Farms; thence running along the westerly margin of said Plot 291, which is also the easterly margin of Hessmer Avenue, on a bearing of North 1 degree 24 minutes 17 seconds East, for a distance of 36.36 feet to the top of the southerly bank of Canal No. 2; thence running along the top of the southerly bank of Canal No. 2 on a bearing of South 86 degrees 20 minutes 44 seconds East, for a distance of 210.16 feet to the easterly boundary line of said Plot 291; thence running along said easterly boundary line of said Plot 291 on a bearing of South 1 degree 24 minutes 17 seconds West for a distance of 28.11 feet to the southeasterly corner of said Plot 291, which point is also the northeasterly corner of said Plot 284; thence running along the southerly boundary line of said Plot 291 (which is also the northerly boundary line of said Plot 284) on a bearing of North 88 degrees 35 minutes 43 seconds West for a distance of 210.00 feet to the point of beginning; containing 6,769.35 square feet.
Being the same property acquired by the Company from Doris Fleckinger by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on July 3, 1959, recorded in Conveyance Book 481, Folio 568 of the records of Jefferson Parish.
JEFFERSON PARISH
(4)    A certain tract or portion of ground in the Parish of Jefferson, more particularly described as follows:
A certain piece or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Jefferson, State of Louisiana, on the East or left descending side of the Mississippi River, in what is known as the Hickman Tract, which said piece or portion of ground, in accordance with plan of survey by J. L. Fontcuberta, Surveyor, dated January 8, 1958, measures and is more particularly described as follows, to-wit:

Commencing at the intersection of the southerly margin of 11th Street of Harlem Subdivision with the boundary line separating Harlem Subdivision from the Hickman Tract, said boundary line being the westerly boundary line of Harlem Subdivision and the easterly boundary line of the Hickman Tract, said point of intersection and beginning being also the northwesterly corner of Square 23 of Harlem Subdivision, and running thence in a westerly direction along the projection of the southerly margin of 11th Street of Harlem Subdivision for a distance of 288.00 feet to the westerly boundary line of the Hickman Tract, which boundary line is also the easterly boundary line of Athania Place Annex Subdivision; thence running in a northerly direction along the westerly boundary line of the Hickman Tract (which is also the easterly boundary line of Athania Place Annex Subdivision) for a distance of 50 feet to a point, said point being located at a distance of 71.81 feet, measured along the westerly boundary line of the Hickman Tract, from and southerly of the top of the southerly bank of Canal No. 2; thence running in an easterly direction along the projection of the northerly margin of the said 11th Street of Harlem Subdivision for a distance of 288.00 feet to the easterly boundary line of the Hickman Tract, which boundary line is also the westerly boundary line of Harlem Subdivision, said point being the southwesterly corner of Square 22 of Harlem Subdivision and being located at a distance of 59.20 feet, measured along said easterly boundary line of the Hickman Tract, from and southerly of the top of the southerly bank of Canal No. 2; thence running in a southerly direction along the said easterly boundary line of the Hickman Tract across said 11th Street of Harlem Subdivision, from the southwesterly corner of Square 22 of the Harlem Subdivision to the northwesterly corner of Square 23 of the Harlem Subdivision, for a distance of 50 feet to the point of beginning; containing 14,400 square feet of land.
Being the same property acquired by the Company from Jules J. Viosca by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 25, 1959, recorded in Conveyance Book 477, Folio 527, of the records of Jefferson Parish.
JEFFERSON PARISH
(5)    A certain piece or parcel of land situated in Jefferson Parish, more particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Jefferson, State of Louisiana, in Section 10, Township 15 South, Range 23 East, Southeastern District, West of the Mississippi River, fronting on the northerly margin of Louisiana State Highway No. 301 at or near Barataria, which said tract or portion of ground, in accordance with plan of survey by Alvin E. Hotard, Civil Engineer, dated August 12, 1957, measures and is more particularly described as follows, to-wit:
Commencing at the intersection of the westerly section line of the aforesaid Section 10, Township 15 South, Range 23 East, with the northerly margin of the Right of Way of Louisiana State Highway No. 301, and running thence in an easterly direction along the northerly margin of said highway Right of Way for a distance of 576.84 feet to the intersection with the northerly margin of said highway Right of Way of the westerly boundary line of the property of NEW ORLEANS PLANTATION TRUST (said westerly boundary line being parallel to the said westerly section line of Section 10), which point of intersection is the POINT OF BEGINNING (said Point of Beginning on the northerly margin of said highway Right of Way being located at a distance of 576 feet from the westerly section line of said Section 10 measured along a line perpendicular to said section line). Thence, from said POINT OF BEGINNING, continuing in an easterly direction along and fronting on the northerly margin of the Right of Way of said Louisiana State Highway No. 301, along a tangent forming an interior angle with the aforesaid westerly boundary line of the property of New Orleans Plantation Trust of 93 degrees 06 minutes for a distance of 200.30 feet to a point;

thence continuing in an easterly direction along and fronting on the northerly margin of said highway Right of Way, along a curve having a radius of 607.05 feet, for a distance of 107.72 feet to a point; thence continuing in an easterly direction along and fronting on the northerly margin of said highway Right of Way, along a tangent, for a distance of 109.26 feet; thence turning to the left with an interior angle of 76 degrees 44 minutes and running in a northerly direction, parallel to the westerly section line of the aforesaid Section 10, for a distance of 416 feet; thence turning to the left with an interior angle of 97 degrees 04 minutes and running in a westerly direction for a distance of 416 feet to the westerly boundary line of the property of New Orleans Plantation Trust; thence turning to the left with an interior angle of 82 degrees 56 minutes and running in a southerly direction along the westerly boundary line of the property of New Orleans Plantation Trust, parallel to the westerly section line of said Section 10, for a distance of 416 feet to the northerly margin of the Right of Way of Louisiana State Highway No. 301 and the POINT OF BEGINNING.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owner, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Whitney National Bank of New Orleans, Trustee of New Orleans Plantation Trust, by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on October 16, 1957, recorded in Conveyance Book 434, Folio 185 of the records of Jefferson Parish.
JEFFERSON PARISH
(6)    Those certain tracts or parcels of land in Jefferson Parish, more particularly described as follows:
(A)    A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages, appurtenances, prescriptions, both liberative and acquisitive, batture and batture rights, and riparian rights, thereunto belonging or in anywise appertaining, located in the City of Gretna, Parish of Jefferson, State of Louisiana, in Square 23 of that part thereof known as McDonoghville, bounded by Washington, Anson and Burmaster Streets and the Levee of the Mississippi River; which said lot or portion of ground, according to its record title description and a plan of survey by J. J. Krebs & Sons, by John M. Krebs, Surveyor, dated October 16, 1952, revised December 11, 1952, a copy of which is annexed to an Act of Sale by Mrs. Rita Goldie Lambly, wife of/and Joseph Frederich Keppel to George Carra Krider passed before Robert R. Rainold, Notary Public, on March 28, 1953, recorded in Conveyance Book 335, folio 690 of the records of Jefferson Parish, Louisiana, is designated as Lot 8A, commences at a distance of 63 feet 11 inches 3 lines from the corner of Washington and Anson Streets, measures 63 feet 11 inches 3 lines American Measure front on Washington Street, same in width in the rear, by a depth of 110 feet American Measure between equal and parallel lines, and adjoins Lot 7A, which said Lot 7A forms the corner of Washington and Anson Streets; AND in accordance with a plan of survey by Alvin E. Hotard, Civil Engineer, dated August 15, 1957, said lot or portion of ground is also designated as Lot 8A, commences at a distance of 64.57 feet (63.95 Title) from the corner of Washington and Anson Streets, and measures thence 64.58 feet (63.95 feet Title) front on Washington Street, same in width in the rear, by a depth of 110 feet between equal and parallel lines (all measurements being American Measure), said Lot 8A immediately adjoining Lot 7A, which said Lot 7A forms the corner of Washington and Anson Streets.

Being the same property acquired by the Company from Charles J. Derbes, Jr., et al, by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on February 7, 1958, recorded in Conveyance Book 441, Folio 473 of the records of Jefferson Parish.
(B)    A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages, appurtenances, prescriptions, both liberative and acquisitive, batture and batture rights, and riparian rights, thereunto belonging or in anywise appertaining, located in the City of Gretna, Parish of Jefferson, State of Louisiana, in Square 23 of that part thereof known as McDonoghville, bounded by Washington, Anson and Burmaster Streets and the Levee of the Mississippi River; which said lot or portion of ground, according to its record title description and a plan of survey by J. J. Krebs & Sons, by John M. Krebs, Surveyor, dated October 16, 1952, revised December 11, 1952, a copy of which is annexed to an Act of Sale by Mrs. Rita Goldie Lambly, wife of/and Joseph Fredrich Keppel to George Carra Krider passed before Robert R. Rainold, Notary Public, on March 28, 1953, recorded in Conveyance Book 335, folio 690 of the records of Jefferson Parish, Louisiana, is designated as Lot 7A, forms the corner of Washington and Anson Streets, and measures in American Measure 63 feet 11 inches 3 lines front on Washington Street, same in width in the rear, by a depth between equal and parallel lines, and front on Anson Street, of 110 feet American Measure; AND in accordance with a plan of survey by Alvin E. Hotard, Civil Engineer, dated August 15, 1957, said lot or portion of ground is also designated as Lot 7A, forms the corner of Anson and Washington Streets, and measures 64.57 feet (63.95 feet Title) front on Washington Street, same in width in the rear, by a depth between equal and parallel lines, and front on Anson Street, of 110 feet (all measurements being American Measure). The improvements thereon bear the Municipal No. 215 Anson Street.
Being the same property acquired by the Company from George Carra Krider, et al by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on February 7, 1958, recorded in Conveyance Book 441, Folio 470 of the records of Jefferson Parish.
(C) Two certain lots or portions of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages, appurtenances, prescriptions, both liberative and acquisitive, batture and batture rights, and riparian rights, thereunto belonging or in anywise appertaining, located in the City of Gretna, Parish of Jefferson, State of Louisiana, in Square 23 of that part thereof known as McDonoghville, bounded by Washington, Anson and Burmaster Streets and the Levee of the Mississippi River, which said lots or portions of ground, in accordance with a plan of survey by Alvin E. Hotard, Civil Engineer, dated August 15, 1957, are designated as Lots C-1 and B, immediately adjoin each other, and are measured and described as follows:
Lot C-1 commences at a distance of 110 feet from the corner of Washington and Anson Streets, and measures thence 49.86 feet front on Anson Street by depths between parallel lines of 129.15 feet along its sideline nearer and running parallel to Washington Street and 66.32 feet (72.42 feet Title) to the toe of the Levee along its opposite sideline, separating said Lot C-1 from said Lot B, thence narrowing and running obliquely along the toe of the Levee for a distance of 72.81 feet (64.05 feet Title), and having a width in the rear of 12.55 feet (17.90 feet Title), all measurements being in American Measure. The Improvements thereon bear the Municipal No. 209 Anson Street.
Lot B commences at a distance of 159.86 feet from the corner of Washington and Anson Streets, and measures thence 32 feet front on Anson Street by depths between parallel lines of 66.32 feet (72.42 feet Title) to the toe of the Levee along its sideline nearer and running parallel to Washington Street and separating said Lot B from said Lot C-1, and 12.49 feet to the toe of the Levee along its opposite sideline, and running obliquely in the rear along the toe of the Levee for a distance of 62.45 feet.

Being the same property acquired by the Company from Emma Koenig Lambly by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on March 8, 1958, recorded in Conveyance Book 443, Folio 306 of the records of Jefferson Parish.
LAFOURCHE PARISH
(7)    A certain piece or parcel of land situated in the Parish of Lafourche, more particularly described as follows:
A certain tract of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of Lafourche, State of Louisiana, on the left descending bank of Bayou Lafourche, located partly in Section 18 and partly in Section 19, Township 19 South, Range 22 East; which said tract of land forms a square measuring 416 feet on each side thereof, and in accordance with plan of survey by J. C. Lovell, Surveyor, dated February 20, 1956, said tract of land is located and described more specifically as follows, to wit:
Commencing at a point on the section line dividing the aforesaid Sections 18 and 19, said line being the southerly section line of said Section 19 and the northerly section line of said Section 18, located North 78 degrees 15 minutes East 189.45 feet (measured along said section line) from the point of intersection of said section line with the Government Traverse line running along and through Bayou Lafourche; thence running on a bearing of South 11 degrees 45 minutes East for a distance of 296 feet; thence turning at right angles and running on a bearing of North 78 degrees 15 minutes East for a distance of 416 feet; thence turning at right angles and running on a bearing of North 11 degrees 45 minutes West for a distance of 416 feet; thence turning at right angles and running on a bearing of South 78 degrees 15 minutes West for a distance of 416 feet; thence turning at right angles and running on a bearing of South 11 degrees 45 minutes East for a distance of 120 feet back to the point of beginning.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owner, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted off and outside of the surface limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from William H. Talbot by Act of Exchange passed before Bartholomew P. Sullivan, Jr., Notary Public, on December 13, 1957, recorded in Conveyance Book 230, Folio 308 of the records of Lafourche Parish.
LINCOLN PARISH
(8)    A certain piece or parcel of land situated in the Parish of Lincoln, more particularly described as follows:
4.84 acres situated in Section 21, Township 20 North, Range 3 West, Parish of Lincoln, State of Louisiana, bounded on the North by Louisiana Highway No. 152, on the South by Louisiana Highway No. 151, on the East and West by lands owned by C. C. Barham. A more particular description is as follows: Commencing at the Southeast corner of Section 21, T. 20 N., R 3 W., thence North 88° 34’ West one thousand thirty-two and 30/100 (1032.30’) feet along the section line; thence due North fifty-eight and 71/100 (58.71’) feet to the North right-of-way line of Louisiana Highway No. 151 and THE POINT OF BEGINNING: Running

1.    Thence North 86° 56’ West six hundred fifty (650’) feet along the North right-of-way line of Highway No. 151 to the Southwest corner of the tract herein described.
2.    Thence North 3° 04’ East four hundred eighty-nine (489’) feet to the southerly right-of-way line of Highway No. 152 and the Northwest corner of the tract herein conveyed.
3.    Thence South 60° 04’ East seven hundred twenty-eight and 7/10 (728.7’) feet along said right-of-way line of Highway No. 152 to the Northeast corner of the land herein conveyed. This corner is further established as being five hundred thirty-seven and 4/10 (537.4’) feet measured North 60° 04’ West along the centerline of Highway No. 152 from the intersection of said Highway No. 152 and No. 151.
4.    Thence South 3° 04’ West one hundred fifty-nine and 6/10 (159.6’) feet back to the point of beginning and the Southeast corner of the land herein conveyed.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owner, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property or within 150 surface feet from the outside limits thereof.
Being the same property acquired by the Company from C. C. Barham by Act of Sale under private signature, duly acknowledged, executed on October 30, 1959, recorded in Conveyance Book 72, Folio 529 of the records of Lincoln Parish.
ORLEANS PARISH
(9)    Additions, improvements and replacements to the General Office in the City of New Orleans (Algiers), Orleans Parish, situated on those certain tracts or parcels of land more particularly described in Paragraph Four, Sub-Paragraph (10) of the Mortgage, and on those certain tracts or parcels of land particularly described as follows:
(A)    A certain lot or portion of ground, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, appurtenances, advantages, and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Fifth District of the City of New Orleans, in Square No. 9, bounded by Morgan (formerly Villere), Seguin, Delaronde, and Bouny Streets, designated by the letter “B” on a sketch of survey by Adloe Orr, Civil Engineer and Deputy City Surveyor, dated October 3, 1916, annexed to an Act of Sale by Succession of Mrs. M. A. Pujol to John Kinsinger, passed before Robert E. O’Connor, Notary Public, on December 14, 1916; and in accordance with a plan of survey by F. G. Stewart, Civil Engineer and Surveyor, dated July 30, 1957, said lot or portion of ground is designated by the letter “B”, commences at a distance of 32 feet 5 inches 3 lines (31 feet 5 inches 2 lines Title) from the corner of Delaronde and Seguin Streets and measures thence 31 feet 6 inches front on Delaronde Street, by a depth on the side line nearer Bouny Street, running approximately parallel to Seguin Street, of 67 feet 11 inches 6 lines (67 feet 10 inches 5 lines Title), and a first depth on its side line nearer Seguin Street and running approximately parallel thereto of 39 feet 7 inches, thence widening towards Seguin Street and running at an angle for a distance of 3 feet 6 inches, thence having a further depth on the side line nearer Seguin Street and running approximately parallel thereto of 25 feet 11 inches 7 lines, and having a width in the rear of 33 feet 5 inches. The improvements thereon bear the Municipal Nos. 164-166 Delaronde Street.

Being the same property acquired by the Company from George J. Kinsinger by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on November 6, 1957, registered in Conveyance Office Book 618, Folio 147 of the records of Orleans Parish.
(B)    A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Fifth District of the City of New Orleans, in Square No. 9, bounded by Morgan (formerly Villere), Seguin, Delaronde and Bouny Streets, designated by the letter “A” on a sketch of survey by Adloe Orr, Civil Engineer and Deputy City Surveyor, dated October 3, 1916, annexed to an Act of Sale by Succession of Mrs. M. A. Pujol to John Kinsinger, passed before Robert E. O’Connor, Notary Public, on December 14, 1916; and in accordance with a plan of survey by F. G. Stewart, Civil Engineer and Surveyor, dated July 30, 1957, said lot or portion of ground is designated by the letter “A”, forms the corner of Delaronde and Seguin Streets, and measures 28 feet 7 inches 2 lines front on Delaronde Street, by a depth and front on Seguin Street of 67 feet 11 inches 6 lines (67 feet 10 inches 5 lines Title), and a first depth on its sideline nearer Bouny Street, running approximately parallel to Seguin Street, of 39 feet 7 inches, thence widening towards Bouny Street and running obliquely for a distance of 3 feet 6 inches, thence having a further depth on the sideline nearer Bouny Street and here common to and separating said Lot A from Lot B of said square, and running approximately parallel to Seguin Street, of 25 feet 11 inches 7 lines, and having a width in the rear of 30 feet 6 inches 3 lines (30 feet 6 inches 2 lines Title). The Improvements thereon bear the Municipal Nos. 168-170 Delaronde Street.
ANOTHER PORTION OF GROUND, in the same District and Square, immediately adjoining the above-described Lot A, which portion of ground, in accordance with the aforesaid plan of survey by F. G. Stewart, Civil Engineer and Surveyor, dated July 30, 1957, commences at a distance of 28 feet 7 inches 2 lines from the corner of Delaronde and Seguin Street and measures thence 3 feet 10 inches 1 line (2 feet 10 inches Title) front on Delaronde Street (being all of the frontage on Delaronde Street lying between the above-described Lot A of said square and Lot B of said square), by a first depth between equal and parallel lines of 39 feet 7 inches, thence narrowing for a distance of 3 feet 6 inches along oblique lines coming together at a point equidistant from the projections of said sidelines.
Being the same property acquired by the Company from George J. Kinsinger by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on January 15, 1958, registered in Conveyance Office Book 618, Folio 325 of the records of Orleans Parish.
(C)    A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Fifth District of the City of New Orleans, in Square No. 9, bounded by Morgan (formerly Villere), Seguin, Delaronde and Bouny Streets, which said lot (according to its record title description) is a part of the lot designated by the No.7 on a plan of C. A. DeArmas dated March 1, 1865, annexed to an act executed on the 15th day of December, 1866, before E. Bouny, Notary, in this City; and in accordance with a plan of survey by F. G. Stewart, Civil Engineer and Surveyor, dated July 30, 1957, (Municipal No. corrected on Lot 7 on January 5, 1959), said lot or portion of ground is designated by the No. 7, commences at a distance of 67 feet 11 inches 6 lines (67 feet 10 inches 5 lines Title) from the corner of Delaronde and Seguin Streets and measures thence 60 feet 0 inches 0 lines front on Seguin Street, same in width in the rear, by a depth between equal and parallel lines of 63 feet 11 inches 3 lines (all measurements being American measure). The improvements thereon bear the Municipal No. 233 Seguin Street.

Being the same property acquired by the Company from George J. Kinsinger by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on January 13, 1959, registered in Conveyance Office Book 624, Folio 392 of the records of Orleans Parish.
(D)    A certain lot of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the FIFTH DISTRICT of the City of New Orleans, in the Square No. 9, bounded by Delaronde, Seguin and Morgan Streets, and the line of the levee (formerly Bouny Street), designated by the No. 5 on a sketch and certificate of survey made by C. Uncas Lewis, D.C.S., dated May 22, 1912, and annexed to an act of sale passed before Charles G. Rebentisch, late a Notary Public in this City, on July 25, 1912, according to which sketch, said lot measures thirty-one feet, eleven inches, five lines (31’ 11” 5’”) front on Delaronde Street, beginning at a point sixty-three feet, eleven inches, three lines (63’ 11” 3”’) distant from the corner of Delaronde and Seguin Streets, the same width on the rear line, by a depth of one hundred and twenty-seven feet, ten inches, five lines (127’ 10” 5’”), between parallel lines.
The improvements on said property bear the Municipal Nos. 160 and 162 Delaronde Street.
Being the same property acquired in the name of Nicholas Callan (the nominee of the Company) from Hugh E. Humphrey by Act of Sale passed before Watts K. Leverich, Notary Public, on July 16, 1948, registered in Conveyance Office Book 562, Folio 170 of the records of Orleans Parish, and acquired of record by the Company by filing in the Conveyance Records of Orleans Parish on January 16, 1959 a Counter Letter by Nicholas Callan in favor of Louisiana Power & Light Company by Act under private signature, duly acknowledged, executed on July 16, 1948, registered in Conveyance Office Book 624, Folio 400 of the records of Orleans Parish, and thereafter placed in and made part of an Act of Deposit passed before Bartholomew P. Sullivan, Jr., Notary Public, on January 26, 1959, and by filing in the Conveyance Records of Orleans Parish on January 26, 1959 the aforesaid Act of Deposit passed before Bartholomew P. Sullivan, Jr., Notary Public, on January 26, 1959, registered in Conveyance Office Book 623, Folio 528 of the records of Orleans Parish.
PLAQUEMINES PARISH
(10)    Those certain tracts or parcels of land situated in the Parish of Plaquemines, more particularly described as follows:
(A)    A certain piece or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of Plaquemines, State of Louisiana, at Bellechasse, in Section 9, Township 14 South, Range 25 East, Southeastern Land District of Louisiana, West of the Mississippi River, which said piece or parcel of land is designated as Parcel 1 of Tract “B” on plan of survey by R. P. Rordam, Civil Engineer, dated February 8, 1959, and in accordance with said plan of survey said piece or parcel of land is located and described as follows. to-wit:
Commencing at the northwesterly corner of the intersection of Oak Avenue and Third Street and running thence along the northerly margin of Third Street, on a bearing of South 25 degrees 05 minutes 30 seconds West for a distance of 1,005.77 feet to the point of intersection of the northerly margin of Third Street with the projection of the easterly margin of Avenue M of Bellechasse Townsite, which point of intersection is the southeasterly corner of the property now or formerly owned by Rose Dutton and James Hicks and the southwesterly corner of the property of the vendor herein, Mahaley Provines Carter, and which said point is marked by an iron pipe and designated by the letter (A) on the aforesaid plan of survey annexed hereto, and is the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, running North 64 degrees 54 minutes 30 seconds West, along the easterly property line of the property now or formerly belonging to Rose Dutton and James Hicks and the westerly property line of the vendor herein, for a distance of 658.85 feet to a point on the southerly margin of the right of way of the Missouri Pacific Railroad, which point is marked by an iron pipe and is the northeasterly corner of the property now or formerly owned by Rose Dutton and James Hicks and the northwesterly corner of the property of the vendor herein; thence running along the southerly margin of the right of way of the Missouri Pacific Railroad, on a bearing of North 25 degrees 05 minutes 30 seconds East, for a distance of 320 feet to a point marked by an iron pipe, which point is the northeasterly corner of the property of the vendor herein; thence running on a bearing of South 64 degrees 54 minutes 30 seconds East, along the easterly property line of the vendor herein, for a distance of 458.85 feet to a point marked by an iron pipe; thence running on a bearing of South 25 degrees 05 minutes 30 seconds West for a distance of 270 feet to a point marked by an iron pipe; thence running on a bearing of South 64 degrees 54 minutes 30 seconds East for a distance of 200 feet to a point on the northerly margin of Third Street, which point is marked by an iron pipe; thence running along and fronting on said northerly margin of Third Street, on a bearing of South 25 degrees 05 minutes 30 seconds West, for a distance of 50 feet to the POINT OF BEGINNING; containing 3.600 acres.
Being the same property acquired by the Company from Mahaley Provines Carter by Act of Sale under private signature, duly acknowledged, executed on May 14, 1959, recorded in Conveyance Book 215, Folio 771 of the records of Plaquemines Parish.
(B)    A certain piece or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of Plaquemines, State of Louisiana, at Bellechasse, in Section 9, Township 14 South, Range 25 East, Southeastern Land District of Louisiana, West of the Mississippi River, which said piece or parcel of land is designated as Parcel 2 of Tract “A” on plan of survey by R. P. Rordam, Civil Engineer, dated February 8, 1959, and in accordance with said plan of survey said piece or parcel of land is located and described as follows, to-wit:
Commencing at the northwesterly corner of the intersection of Oak Avenue and Third Street and running thence along the northerly margin of Third Street, on a bearing of South 25 degrees 05 minutes 30 seconds West for a distance of 1,005.77 feet to the point of intersection of the northerly margin of Third Street with the projection of the easterly margin of Avenue M of Bellechasse Townsite, which point of intersection is the southwesterly corner of the property now or formerly owned by Mahaley Provines Carter and the southeasterly corner of the property of the vendors herein, Rose Dutton and James Hicks, and which said point is marked by an iron pipe and designated by the letter (A) on the aforesaid plan of survey and is the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, continuing along and fronting on said northerly margin of Third Street, on said bearing of South 25 degrees 05 minutes 30 seconds West, for a distance of 50 feet to a point, marked by an iron pipe; thence running on a bearing of North 64 degrees 54 minutes 30 seconds West for a distance of 658.85 feet to a point on the southerly margin of the right of way of the Missouri Pacific Railroad, which point is marked by an iron pipe; thence running along said southerly margin of the right of way of the Missouri Pacific Railroad, on a bearing of North 25 degrees 05 minutes 30 seconds East, for a distance of 50 feet to a point, marked by an iron pipe, which point is the northwesterly corner of the property now or formerly owned by Mahaley Provines Carter and the northeasterly corner of the property of the vendors herein; thence running along the westerly boundary line of the property now or formerly belonging to Mahaley Provines Carter, which is the easterly boundary line of the property of the vendors herein, on a bearing of South 64 degrees 54 minutes 30 seconds East, for a distance of 658.85 feet to the northerly margin of Third Street and the POINT OF BEGINNING: containing 0.756 acres.

Being the same property acquired by the Company from Rose Dutton and James Hicks by Act of Sale under private signature, duly acknowledged, executed on May 14, 1959, recorded in Conveyance Book 215, Folio 778 of the records of Plaquemines Parish.
PLAQUEMINES PARISH
(11)    That certain 115 KV submarine cable structure at Belle Chasse, Plaquemines Parish, situated on that certain tract or parcel of land particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, advantages, servitudes, riparian rights, batture and batture rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Plaquemines, State of Louisiana, on the right descending bank of the Mississippi River, in Section 9, Township 14 South, Range 25 East, at Belle Chasse and within the Belle Chasse Townsite, which said tract or portion of ground extends from the Mississippi River to the easterly margin of Main Street of the said Belle Chasse Townsite, and consists in part of portions of Squares 64, 65 and 72 of said Belle Chasse Townsite, and, in accordance with plan of survey by John W. Mitchell, Surveyor, dated February 12, 1959, is located, measures, and is described as follows, to-wit:
Commencing at a point on the westerly margin of said Square 72 of Belle Chasse Townsite, which is also the easterly margin of said Main Street, located North 24 degrees 03 minutes 53 seconds East 30 feet (measured along said easterly margin of Main Street) from the intersection of the easterly margin of Main Street with the projection of the northerly margin of Avenue “M”, said point of beginning being designated by the letter “A” on the aforesaid plan of survey by John W. Mitchell, Surveyor, dated February 12, 1959, and running thence, from said easterly margin of Main Street, on a bearing of South 66 degrees 04 minutes 40 seconds East for a distance of 400 feet more or less to the Mississippi River, which point is designated by the letter “B” on said plan of survey; thence following the meandering line of the Mississippi River in a downstream or southerly direction to its intersection with a line running parallel to and located at a distance of 100 feet (measured perpendicularly) from the above-described line running from point “A” to point “B”, which point of intersection is designated by the letter “C” on said plan of survey; thence running on a bearing of North 66 degrees 04 minutes 40 seconds West for a distance of 430 feet more or less to the easterly margin of Main Street, which point is designated by the letter “D” on said plan of survey; thence running along the easterly margin of Main Street on a bearing of North 24 degrees 03 minutes 53 seconds East for a distance of 100 feet to the aforesaid point “A”, which is the point of beginning; containing approximately 0.95 acres of land.
Being the same property acquired by the Company from Edwin W. Hodge, et als, by Act of Sale under private signature, duly acknowledged, executed by the vendors on July 23 and 29 and August 10, 1959, and by the Company on October 15, 1959, recorded in Conveyance Book 219, Folio 692 of the records of Plaquemines Parish.
ST. BERNARD PARISH
(12)    A certain tract or parcel of land situated in the Parish of St. Bernard, more particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Bernard, State of Louisiana, in Section 17, Township 13 South, Range 13 East, Southeastern District of Louisiana, East of the Mississippi

River, which said tract or portion of ground, in accordance with plan of survey by Chalmette Engineers by John M. Krebs, Registered Surveyor, dated May 29, 1957, measures and is more particularly described as follows:
Commencing at the intersection of the projection of the section line between Sections 16 and 17 of the aforesaid township and range (said section line being the easterly section line of said Section 16 and the westerly section line of said Section 17) with the northerly margin of the right of way of the St. Bernard Highway, thence running in an easterly direction along said northerly margin of said highway right of way for a distance of 416 feet to the westerly property line of the property now or formerly belonging to Mrs. Elvira Torres, thence running in a northerly direction along said Torres westerly property line, which said property line runs parallel to the aforesaid section line between said Sections 16 and 17, for a distance of 600 feet to the POINT OF BEGINNING, marked by a one inch iron pipe. Thence, from said POINT OF BEGINNING, continuing in a northerly direction along said westerly Torres property line, running parallel to said section line, for a distance of 476.63 feet to a one inch iron pipe, thence running in a westerly direction, parallel to said northerly margin of the right of way of St. Bernard Highway, for a distance of 365.95 feet to a one inch iron pipe, thence running in a southerly direction along a line parallel to the above-mentioned section line for a distance of 476.63 feet to a one inch iron pipe, thence running in an easterly direction along a line parallel to said northerly margin of said highway right of way for a distance of 365.95 feet to the POINT OF BEGINNING, marked by a one inch iron pipe; containing four (4) acres of land.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas or other minerals, but no surface rights whatever are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company.
Being the same property acquired by the Company from Camille Ducros Botos, et als by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on July 17, 1957, recorded in Conveyance Book 68, Folio 299 of the records of St. Bernard Parish.
ST. CHARLES PARISH
(13)    A certain piece or parcel of land situated in the Parish of St. Charles, more specifically described as follows:
A certain piece or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Charles, State of Louisiana, on the east or left descending bank of the Mississippi River, at or near Montz, Louisiana, which said piece or portion of ground is located in Section 11, Township 12 South, Range 7 East, Southeastern District of Louisiana, East of the Mississippi River, and in accordance with plan of survey by F. C. Gandolfo, Jr., Surveyor, dated March 31, 1956, revised (as to other property only) on May 28, 1956, said piece or portion of ground is located and described more specifically as follows, to-wit:
Commencing at a point on the northerly margin of the Public River Road located South 66 degrees 48 minutes 38 seconds East 840.52 feet (measured along the northerly margin of said Public River Road) from the section line dividing Sections 9 and 10 of the aforesaid township and range, said section line being the westerly section line of said Section 10 and the easterly section line of said Section 9, and being also the easterly line of Lot 13 of the Plan of J. A. d’Hemecourt dated February 26, 1839, thence fronting on and running along said northerly margin of said Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East for a distance of 125 feet to the southwesterly corner of the property now or formerly owned by Wilfred Keller, which point has a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,275,293.64 and Y equals 487,375.56, thence running along the westerly property line of the said property now or formerly owned by Wilfred Keller on a bearing of North 25 degrees 02 minutes 40 seconds East for a distance of 281.26 feet (285 title) to a point having a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,275,412.70 and Y equals 487,630.38, thence running North 66 degrees 48 minutes 33 seconds West for a distance of 125 feet, thence running South 25 degrees 02 minutes 40 seconds West for a distance of 281.26 feet (285 feet title) to the northerly margin of the said Public River Road and the point of beginning.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas, sulphur and other minerals, like as well as unlike, together with the right to use the surface of the property for drilling wells, exploring for and other operations incidental to the taking, saving, treating, storing, producing and marketing of said minerals; provided, however, that all derricks, structures, improvements and equipment in connection with the reserved minerals shall be located so as not to unreasonably interfere with buildings, structures, towers, equipment and improvements of the Company then on the land, or the operation thereof, and provided further that before erecting any derricks, structures or improvements on the land the mineral owner shall notify the Company, who shall furnish its plan to the mineral owner showing the proposed locations of its buildings and structures of a permanent nature then contemplated by it, and the mineral owner shall locate his wells, derricks, buildings, structures and equipment so as not to unreasonably interfere with the planned development of said property by the Company.
Being the same property acquired by the Company from Richard Carter, Jr. by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on March 23, 1957, recorded in Conveyance Book 16, Folio 81 of the records of St. Charles Parish.
ST. CHARLES PARISH
(14)    A certain piece or parcel of land situated in the Parish of St. Charles, more specifically described as follows:
A certain tract or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Charles, State of Louisiana, on the east or left descending bank of the Mississippi River, at or near Montz, Louisiana, in Section 11, Township 12 South, Range 7 East, Southeastern District of Louisiana, East of the Mississippi River; which said tract or parcel of land is described in its record title description as fronting on Jefferson Highway, commencing at the intersection of the lower line of the Keller Tract with the right-of-way of Jefferson Highway, and measuring thence in a northwesterly direction 187.5 feet along Jefferson Highway to the lower line of the property formerly belonging to Ozeme Keller, thence in a northeasterly direction 284 feet along the lower line of the property formerly belonging to Ozeme Keller to the rear end of the Ozeme Keller property, thence North 29 degrees 15 minutes East 1,550 feet to the lower boundary line of the Keller Tract, thence in a southwesterly direction (along said boundary line) 1825 feet to the point of beginning; and said tract or parcel of land adjoins and is immediately easterly of a tract or portion of land now owned by Louisiana Power & Light Company and, in accordance with a plan of survey by F. C. Gandolfo, Jr., Surveyor, dated April 23, 1958 (whereon is also shown and included certain portions of land previously surveyed by said surveyor under date of March 31, 1956, revised May 28, 1956), whereon said tract or parcel of land is designated by the encircled number 10, said tract or parcel of land thus designated as Parcel 10 is located and described more fully and specifically and accurately as follows, to-wit:
Commencing at a point on the northerly margin of the Public River Road located South 66 degrees 48 minutes 38 seconds East 965.52 feet (measured along the northerly margin of said Public River Road) from the section line dividing Section 9 and 10 of the aforesaid Township 12 South, Range 7 East, said section line being the westerly section line of said Section 10 and the easterly section line of said Section 9, and being also the easterly line of Lot 13 of the Plan of J. A. d’Hemecourt dated February 26, 1839, said point of beginning having a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,275,293.64 and Y equals 487,375.56; thence, from said point of beginning, fronting on and running along said northerly margin of said Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East for a distance of 187.5 feet, thence running North 24 degrees 47 minutes 08 seconds East for a distance of 1825.64 feet to a point marked by an old iron pipe and having a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,276,231.26 and Y equals 488,959.03, thence running South 31 degrees 38 minutes 12 seconds West for a distance of 1560.56 feet to a point marked by an old 4 inch diameter iron pipe and having a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,275,412.70 and Y equals 487,630.38, thence running South 25 degrees 02 minutes 40 seconds West for a distance of 281.26 feet to the northerly margin of the Public River Road and the point of beginning; containing 4.513 acres of land.
The above described property is subject to a reservation to the Company’s predecessor in title of all oil, gas and other minerals, but the mineral owner has no right to enter upon the surface of said property nor to conduct any drilling, exploring or other operations thereon, except as and subject to the conditions hereinafter set forth: before commencing any drilling the mineral owner shall notify the Company of the proposed drilling location, whereupon the Company will advise the mineral owner either that the location does not interfere with the Company’s planned development and the drilling in such location may proceed, or that the proposed drilling location does so interfere, in which case drilling in such location shall not be permitted but the Company will then designate and make available such other available location as will enable the mineral owner to directionally drill and bottom a well under the originally proposed location.
Being the same property acquired by the Company from Wilfred Keller by Act of Sale under private signature, duly acknowledged, executed on June 4, 1958, recorded in Conveyance Book 20, Folio 215 of the records of St. Charles Parish.
ST. CHARLES PARISH
(15)    A certain piece or parcel of land situated in the Parish of St. Charles, more specifically described as follows:
A certain tract or parcel of land, together with all the buildings, and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Charles, State of Louisiana, on the East or left descending bank of the Mississippi River, at or near Montz, Louisiana, in Section 11, Township 12 South, Range 7 East, Southeastern District of Louisiana, East of the Mississippi River, extending from the Mississippi River, on which it has a frontage of two arpents, between converging lines to the forty arpent line, bounded on its southerly side by the Mississippi River, on its easterly side by property now or formerly owned by Mary B. Keller, et als, on its northerly side by the northerly section line of said Section 11, which is also the forty arpent line, and on its westerly side by property now or formerly owned by Wilfred Keller and by property formerly owned by Godchaux Sugars, Inc., now owned by Louisiana Power & Light Company; and in accordance with a plan of survey by F. C. Gandolfo, Jr., Surveyor, dated April 23, 1958 (whereon is also shown and included certain portions of land previously surveyed by said surveyor under date of March 31, 1956, revised May 28, 1956), said tract or parcel of land is located and described more fully and specifically as follows, to-wit:
Commencing at a point on the northerly margin of the Public River Road located South 66 degrees 48 minutes 38 seconds East 1,153.02 feet (measured along the northerly margin of said Public River Road) from the section line dividing Sections 9 and 10 of the aforesaid Township 12 South, Range 7 East, said section line being the westerly section line of said Section 10 and the easterly Section Line of said Section 9, and being also the easterly line of Lot 13 of the Plan of J. A. d’Hemecourt, dated February 26, 1839; thence, from said point of beginning, fronting on and running along said northerly margin of said Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East for a distance of 373.21 feet, thence running North 22 degrees 12 minutes 20 seconds East for a distance of 7,369.20 feet to the northerly section line of said Section 11, which line is also the forty arpent line, thence running along said northerly section line or forty arpent line on a bearing of North 79 degrees 16 minutes 33 seconds West for a distance of 42.64 feet to a point marked by an old 4 inch diameter iron pipe and having a position with reference to the Louisiana Geodetic Survey represented by coordinates of X equals 2,278,552.21 and Y equals 493,985.36, thence running on a bearing of South 24 degrees 47 minutes 08 seconds West for a distance of 7,361.96 feet to the northerly margin of the Public River Road and the point of beginning; together with all of the land, including all of the batture, between the above described frontage of said tract of land on and along the northerly margin of the Public River Road and the bank line of the Mississippi River between the projections of the above described side lines of said tract of land, said side lines being projected and extended along their aforesaid bearings from the northerly margin of the Public River Road to their respective intersections with the bank line of the Mississippi River.
INCLUDED WITHIN THE ABOVE DESCRIBED TRACT OR PARCEL OF LAND are those eight (8) certain lots of ground, bearing the Lots Numbers 1 through 8 respectively, into which a part of the front portion of the above described tract or parcel of land was partitioned of record; said lots being described in their record title description as follows: Lots 1, 2, 3, 4 and 5 adjoin each other and have each a (record title) width on Jefferson Highway of 72 4/5 feet by a depth of 400 feet between lines closing according to original titles and are bounded in the rear by a (record title) twenty foot roadway running across said tract of land, Lot 5 being bounded above by the westerly property line of said tract or parcel of land and below by Lot 4, Lot 4 being bounded above by Lot 5 and below by Lot 3, Lot 3 being bounded above by Lot 4 and below by Lot 2, Lot 2 being bounded above by Lot 3 and below by Lot 1, and Lot 1 being bounded above Lot 2 and below by a (record title) twenty foot road leading from Jefferson Highway to the forty arpent line; Lots 6, 7 and 8 adjoin each other and have each a (record title) width of 72 4/5 feet on a (record title) twenty foot roadway running across said tract of land by a depth of 400 feet between lines closing according to original titles and are bounded in the rear by the remaining property of said tract of land, Lot 6 being bounded below by a (record title) twenty foot roadway running from Jefferson Highway to the forty arpent line and above by Lot 7, Lot 7 being bounded below by Lot 6 and above by Lot 8, and Lot 8 being bounded below by Lot 7 and above by the remaining property of said tract of land. AND, in accordance with a plan of survey by F. C. Gandolfo, Jr., Surveyor, dated April 22, 1958, said 8 lots are located and described more fully, specifically and accurately as follows, to-wit:
Commencing at the same point of beginning on the northerly margin of the Public River Road as the point of beginning hereinabove described and set forth for the tract or parcel of land hereinabove described, which point of beginning is the southwesterly corner of Lot Number 5, Lots Numbers 5, 4, 3, 2 and 1 adjoin each other in that order and measure, running from said point of beginning along the northerly margin of the Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East, 70.64 feet each front on the northerly margin of the Public River Road by a width in the rear, running along the southerly margin of a record title twenty foot roadway running across said tract, on a bearing of South 66 degrees 49 minutes 37 seconds East, of 67.04 feet each; Lot Number 5 having a depth of 400 feet on its upper or westerly sideline, which is also the upper or westerly sideline of the tract or parcel of land hereinabove described, running on a bearing of North 24 degrees 47 minutes 08 seconds East, and a depth of 399.94 feet on its lower or easterly sideline, separating it from Lot Number 4, and running on a bearing of North 24 degrees 16 minutes 10 seconds East; Lot Number 4 having a depth of 399.94 feet on its upper or westerly sideline, separating it from Lot Number 5, and running on a bearing of North 24 degrees 16 minutes 10 seconds East, and a depth of 399.90 feet on its lower or easterly sideline, separating it from Lot Number 3, and running on a bearing of North 23 degrees 45 minutes 13 seconds East; Lot Number 3 having a depth of 399.90 feet on its upper or westerly sideline, separating it from Lot Number 4, and running on a bearing of North 23 degrees 45 minutes 13 seconds East, and a depth of 399.90 feet on its lower or easterly sideline, separating it from Lot Number 2, and running on a bearing of North 23 degrees 14 minutes 16 seconds East; Lot Number 2 having a depth of 399.90 feet on its upper or westerly sideline, separating it from Lot Number 3, and running on a bearing of North 23 degrees 14 minutes 16 seconds East, and a depth of 399.94 feet on its lower or easterly sideline, separating it from Lot Number 1, and running on a bearing of North 22 degrees 43 minutes 17 seconds East; Lot Number 1 having a depth of 399.94 feet on its upper or westerly sideline, separating it from Lot Number 2, and running on a bearing of North 22 degrees 43 minutes 17 seconds East, and a depth of 400 feet on its lower or easterly sideline, running along the westerly margin of a record title twenty foot roadway leading from Jefferson Highway (Public River Road) to the forty arpent line, on a bearing of North 22 degrees 12 minutes 20 seconds East. Lots Numbers 8, 7 and 6 adjoin each other in that order; the southwesterly corner of Lot Number 8 being located and reached by running from the aforesaid point of beginning on the northerly margin of the Public River Road for a distance of 420.01 feet along the upper or westerly sideline of the tract or parcel of land hereinabove described, on a bearing of North 24 degrees 47 minutes 08 seconds East, to the northerly margin of the said record title twenty foot roadway running across said tract, thence running along said northerly margin of said record title roadway, on a bearing of South 66 degrees 49 minutes 37 seconds East, for a distance of 122.38 feet to said southwesterly corner of Lot Number 8; and said Lots Numbers 8, 7 and 6 measure, running from said southwesterly corner of Lot Number 8 along said northerly margin of said record title roadway on a bearing of South 66 degrees 49 minutes 37 seconds East, 70.64 feet each front on and along said northerly margin of said record title roadway by a width in the rear of 67.04 feet each running along a line having a bearing of South 66 degrees 50 minutes 07 seconds East; Lot Number 8 having a depth of 400 feet on its upper or westerly sideline, separating it from the remainder of the above described tract or parcel of land, running on a bearing of North 23 degrees 45 minutes 13 seconds East, and a depth of 399.97 feet on its lower or easterly sideline, separating it from Lot Number 7, and running on a bearing of North 23 degrees 14 minutes 15 seconds East; Lot Number 7 having a depth of 399.97 feet on its upper or westerly sideline, separating it from Lot Number 8, and running on a bearing of North 23 degrees 14 minutes 15 seconds East, and a depth of 399.95 feet on its lower or easterly sideline, separating it from Lot Number 6, and running on a bearing of North 22 degrees 43 minutes 17 seconds East; and Lot Number 6 having a depth of 399.95 feet on its upper or westerly sideline, separating it from Lot Number 7, and running on a bearing of North 22 degrees 43 minutes 17 seconds East, and a depth of 400 feet on its lower or easterly sideline, running along the westerly margin of the aforesaid record title twenty foot roadway leading from Jefferson Highway (Public River Road) to the forty arpent line, on a bearing of North 22 degrees 12 minutes 20 seconds East. Said Lots Numbers 1 through 8, both inclusive, each contains 0.632 of an acre.
The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas and other minerals, but the mineral owners have no right to enter upon the surface of said property nor to conduct any drilling, exploring or other operations thereon, except as and subject to the conditions hereinafter set forth: before commencing any drilling or exploring the mineral owners shall notify the Company of the proposed location thereof, whereupon the Company will advise the mineral owners either that the location does not interfere with the Company’s planned development and the drilling or exploring in such location may proceed, or that the proposed location of the drilling or exploring does so interfere, in which case drilling or exploring in such location shall not be permitted but the Company will then designate and make available such other available location as will enable the mineral owners to directionally drill or explore under the originally proposed location.
Being the same property acquired by the Company from Luke Keller, et als, by Act of Sale under private signature, duly acknowledged, executed by the vendors on July 26, 1958 and by the Company on July 21, 1958, recorded in Conveyance Book 21, Folio 47 of the records of St. Charles Parish.
ST. CHARLES PARISH
(16)    A certain piece or parcel of land situated in the Parish of St. Charles, more specifically described as follows:
A certain tract or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Charles, State of Louisiana, on the East or left descending bank of the Mississippi River, at or near Montz, Louisiana, in Section 11, Township 12 South, Range 7 East, Southeastern District of Louisiana, East of the Mississippi River, extending from the Mississippi River, on which it has a frontage of one arpent, between converging lines to the forty arpent line, bounded on its southerly side by the Mississippi River, on its easterly or downstream side by the properties of Jules Laurent, Jr., et als (now or formerly), on its northerly side by the northerly section line of said Section 11, which is also the forty arpent line, and on its westerly or upstream side by property now or formerly owned by Luke Keller, et als (heirs of Jules Keller, et als); and in accordance with a plan of survey by F. C. Gandolfo, Jr., Surveyor, dated April 23, 1958 (whereon is also shown and included certain portions of land previously surveyed by said surveyor under date of March 31, 1956, revised May 28, 1956), whereon said tract or parcel of land is designated by the encircled number 11, said tract or parcel of land thus designated as Parcel 11 is located and described more fully and specifically as follows, to-wit:
Commencing at a point on the northerly margin of the Public River Road located South 66 degrees 48 minutes 38 seconds East 1,526.23 feet (measured along the northerly margin of said Public River Road) from the section line dividing Sections 9 and 10 of the aforesaid Township 12 South, Range 7 East, said section line being the westerly section line of said Section 10 and the easterly section line of said Section 9, and being also the easterly line of Lot 13 of the Plan of J. A. d’Hemecourt, dated February 26, 1839; thence, from said point of beginning, fronting on and running along said northerly margin of said Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East for a distance of 186.59 feet, thence running on a bearing of North 20 degrees 55 minutes 09 seconds East for a distance of 7,378.52 feet to the northerly section line of said Section 11, which line is also the forty arpent line, thence running along said northerly section line or forty arpent line on a bearing of North 79 degrees 16 minutes 33 seconds West for a distance of 21.32 feet, thence running on a bearing of South 22 degrees 12 minutes 20 seconds West for a distance of 7,369.20 feet to the northerly margin of the Public River Road and the point of beginning; together with all of the land, including all of the batture, between the above described frontage of said tract of land on and along the northerly margin of the Public River Road and the bank line of the Mississippi River between the projections of the above described side lines of said tract of land, said side lines being projected and extended along their aforesaid bearings from the northerly margin of the Public River Road to their respective intersections with the bank line of the Mississippi River; containing a total gross acreage, including all levee and road and batture, of 21.258 acres.

The above described property is subject to a reservation to the Company’s predecessors in title of all oil, gas and other minerals, but the mineral owners have no right to enter upon the surface of said property nor to conduct any drilling, exploring or other operations thereon, except as and subject to the conditions hereinafter set forth: before commencing any drilling the mineral owners shall notify the Company of the proposed drilling location, whereupon the Company will advise the mineral owners either that the location does not interfere with the Company’s planned development and the drilling in such location may proceed, or that the proposed drilling location does so interfere, in which case drilling in such location shall not be permitted but the Company will then designate and make available such other available location as will enable the mineral owners to directionally drill and bottom a well under the originally proposed location.
Being the same property acquired by the Company from Mrs. Mary Barrios Keller, et als, by Act of Sale under private signature, duly acknowledged, executed on July 28, 1958, recorded in Conveyance Book 21, Folio 51 of the records of St. Charles Parish.
ST. CHARLES PARISH
(17)    A certain piece or parcel of land situated in the Parish of St. Charles, more specifically described as follows:
A certain tract or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Charles, State of Louisiana, on the east or left descending bank of the Mississippi River, at or near Montz, Louisiana, in Section 11, Township 12 South, Range 7 East, Southeastern District of Louisiana, East of the Mississippi River, extending from the Mississippi River, on which it has a frontage of one arpent, between converging lines to the forty arpent line, bounded on its southerly side by the Mississippi River, on its westerly or upstream side by the property now owned by Louisiana Power & Light Company, formerly owned by Mary B. Keller, et als (heirs of Flavin Keller), on its northerly side by the northerly section line of said Section 11, which is also the forty arpent line, and on its easterly or downstream side by the property of Jean Parquet, Jr. (or Paquet, Jr.) et als (now or formerly); and, in accordance with a plan of survey by F. C. Gandolfo, Jr., Surveyor, dated April 23, 1958 (whereon is also shown and included certain portions of land previously surveyed by said surveyor under date of March 31, 1956, revised May 28, 1956), said tract or parcel of land is located and described more fully and specifically and accurately as follows, to-wit:
Commencing at a point on the northerly margin of the Public River Road located South 66 degrees 48 minutes 38 seconds East 1,712.82 feet (measured along the northerly margin of said Public River Road) from the section line dividing Sections 9 and 10 of the aforesaid Township 12 South, Range 7 East, said section line being the westerly section line of said Section 10 and the easterly section line of said Section 9, and being also the easterly line of Lot 13 of the Plan of J. A. d’Hemecourt dated February 26, 1839; thence, from said point of beginning, fronting on and running along said northerly margin of said Public River Road on a bearing of South 66 degrees 48 minutes 38 seconds East for a distance of 186.58 feet, thence running on a bearing of North 19 degrees 38 minutes 11 seconds East for a distance of 7,391.53 feet to the northerly section line of said Section 11, which line is also the forty arpent line, thence running along said northerly section line or forty arpent line on a bearing of North 79 degrees 16 minutes 33 seconds West for a distance of 21.32 feet, thence running on a bearing of South 20 degrees 55 minutes 09 seconds West for a distance of 7,378.52 feet to the northerly margin of the Public River Road and the point of beginning: together with all of the land, including all of the batture, between the above described frontage of said tract or parcel of land on and along the northerly margin of the Public River Road and the bank line of the Mississippi River between the projections of the above described side lines of said tract or parcel of land, said side lines being projected and extended along their aforesaid bearings from the northerly margin of the Public River Road to their respective intersections with the bank line of the Mississippi River; containing a total gross acreage, including all levee and road and batture, of 21.064 acres of land.
Being the same property acquired by the Company from Jules Laurent, Jr., et als., by Judgment of the Twenty-Ninth Judicial District Court for the Parish of St. Charles, State of Louisiana, rendered and signed on May 18, 1959 in the expropriation proceedings entitled “Louisiana Power & Light Company vs. Jules Laurent, Jr. et als.”, No. 5896 on the Docket of said Court, recorded in Conveyance Book 24, Folio 163 of the records of St. Charles Parish, and by Act of Receipt by Julius B. Sellers, Clerk of Court of the Twenty-Ninth Judicial District Court in and for the Parish of St. Charles, State of Louisiana, passed before Leontine Hymel, Deputy Clerk of Court and Ex-Officio Notary Public in and for the Parish of St. Charles, State of Louisiana, on May 19, 1959, in the aforesaid proceedings, recorded in Conveyance Book 24, Folio 172 of the records of St. Charles Parish.
ST. TAMMANY PARISH
(18)    A certain tract or parcel of land situated near Madisonville, St. Tammany Parish, more specifically described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Tammany, State of Louisiana, in Section 42, Township 7 South, Range 10 East, Greensburg District, which said tract or portion of ground, in accordance with plan of survey by E. J. Champagne, Surveyor, dated October 1, 1956 is located and described more specifically as follows:
Commencing at the southwesterly corner of Section 42, Township 7 South, Range 10 East, Greensburg District, Louisiana, and running thence along the southerly section line of said Section 42 on a bearing of South 76 degrees 00 minutes East for a distance of 2,979.9 feet; thence turning and running on a bearing of North 15 degrees 45 minutes East for a distance of 716.6 feet to a 1 ½ inch galvanized iron pipe on the northerly margin of the Right of Way of U. S. Highway No. 190 and the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, continuing on said bearing of North 15 degrees 45 minutes East for a distance of 600 feet to a 1 ½ inch galvanized iron pipe located 2,932.5 feet along the same bearing from the northerly section line of said Section 42; thence turning and running parallel to the northerly margin of the Right of Way of the said U.S. Highway No. 190, on a bearing of South 61 degrees 20 minutes East, for a distance of 750 feet to a 1 ½ inch galvanized iron pipe; thence turning and running on a bearing of South 15 degrees 45 minutes West for a distance of 600 feet to a 1½ inch galvanized iron pipe on the northerly margin of the Right of Way of U.S. Highway No. 190; thence turning and running along and fronting on the northerly margin of said highway Right of Way on a bearing of North 61 degrees 20 minutes West for a distance of 750 feet to the aforesaid POINT OF BEGINNING; containing 10.083 acres of land.
Being the same property acquired by the Company from George Dendinger, Jr., et als., by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on February 13, 1957, recorded in Conveyance Book 249, Folio 572 of the records of St. Tammany Parish.
LESS AND EXCEPTING THEREFROM the following described portion thereof, sold by the Company to Central Louisiana Electric Company, Inc., by Act of Sale under private signature, duly acknowledged, executed by the Company on May 31, 1958 and by Central Louisiana Electric Company, Inc. on July 1, 1958, recorded in Conveyance Book 263, Folio 350 of the records of St. Tammany Parish, to-wit:

A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, situated in the Parish of St. Tammany, State of Louisiana, in Section 42, Township 7 South, Range 10 East, Greensburg District, which said tract or portion of ground, in accordance with plan of survey by E. J. Champagne, Surveyor, dated January 13, 1958, is located and described more specifically as follows:
Commencing at the southwesterly corner of Section 42, Township 7 South, Range 10 East, Greensburg District, Louisiana, and running thence along the southerly section line of said Section 42 on a bearing of South 76 degrees 00 minutes East for a distance of 2,979.9 feet; thence turning and running on a bearing of North 15 degrees 45 minutes East for a distance of 716.6 feet to a galvanized iron pipe on the northerly margin of the Right of Way of U.S. Highway No. 190, which point is also the southwesterly corner of the property of Louisiana Power & Light Company; thence turning and running along the northerly margin of the Right of Way of U.S. Highway No. 190, (which is here also the southerly property line of Louisiana Power & Light Company) on a bearing of South 61 degrees 20 minutes East for a distance of 619.0 feet to a galvanized iron pipe on the northerly margin of said highway Right of Way and the POINT OF BEGINNING. Thence, from said POINT OF BEGINNING, turning and running on a bearing of North 5 degrees 17 minutes West for a distance of 454.5 feet to a galvanized iron pipe; thence turning and running on a bearing of North 28 degrees 40 minutes East for a distance of 208.3 feet to a galvanized iron pipe on the northerly property line of Louisiana Power & Light Company; thence turning and running along said property line on a bearing of South 61 degrees 20 minutes East for a distance of 253.0 feet to a galvanized iron pipe at the northeasterly corner of the property of Louisiana Power & Light Company; thence turning and running along the easterly property line of Louisiana Power & Light Company on a bearing of South 15 degrees 45 minutes West for a distance of 600.0 feet to the northerly margin of the Right of Way of U.S. Highway No. 190, marked by a galvanized iron pipe, which point is the southeasterly corner of the property of Louisiana Power & Light Company; thence turning and running along the northerly margin of said highway Right of Way, which is here also the southerly property line of Louisiana Power & Light Company, on a bearing of North 61 degrees 20 minutes West for a distance of 131.0 feet to a galvanized iron pipe and the POINT OF BEGINNING; containing 3.19 acres of ground.
TANGIPAHOA PARISH
(19)    The Amite District Office Building, together with other buildings providing storage, service, garage and other facilities, situated on that certain tract or parcel of land particularly described as follows:
A certain piece or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, appurtenances, servitudes, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Town of Amite City, Tangipahoa Parish, Louisiana, in Square 15 of said Amite City, bounded on the North by Chestnut Street, on the East by Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue), on the South by Pine Street, and on the West by First Street, consisting of the East 185 feet of Lots 1 and 2 and the East 185 feet of the North 30 feet of Lot 3 of said Square 15, less the East 36 feet of Lot 1 and the East 36 feet of the North 2 feet of Lot 2 of said Square 15, which said piece or parcel of land, in accordance with plan of survey by W.A. Tycer, Civil Engineer, dated May 1, 1959, measures and is described more fully and specifically as follows, to-wit:
Commencing at a point on the westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) located 52 feet from the intersection of said westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) with the southerly margin of Chestnut Street, said point of intersection being the northeasterly corner of said Square 15, and thence running in a southerly direction along and fronting on said westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) for a distance of 78 feet; thence turning a right angle and running perpendicular to said westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) in a westerly direction (towards First Street) for a distance of 185 feet, thence turning a right angle and running perpendicular to Chestnut Street in a northerly direction for a distance of 130 feet to the southerly margin of Chestnut Street, thence turning a right angle and running along and fronting on the southerly margin of Chestnut Street in an easterly direction for a distance of 149 feet to a point located 36 feet from the westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) and from the aforesaid northeasterly corner of Square 15, thence turning a right angle and running perpendicular to Chestnut Street in a southerly direction (towards Pine Street) for a distance of 52 feet, thence turning a right angle and running perpendicular to Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) for a distance of 36 feet to the westerly margin of Southwest Central Railroad Avenue (commonly known as Railroad Avenue or West Railroad Avenue) and the point of beginning; containing 22,178 square feet.
Being the same property acquired by the Company from Atlantic Company by Act of Sale under private signature, duly acknowledged, executed on July 14, 1959, recorded in Conveyance Book 240, Folic 389 of the records of Tangipahoa Parish.
TERREBONNE PARISH
(20)    A certain piece or parcel of land situated in the City of Houma Parish of Terrebonne, more particularly described as follows:
A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Terrebonne, State of Louisiana, within the present city limits of Houma, Louisiana, in Section 105, Township 17 South, Range 17 East, which said tract or portion of ground, in accordance with a plan of survey by Robert R. Wright, Civil Engineer, dated July 22, 1958, revised August 4, 1958, to show calculated tie to section corner, is located, measures and is described more fully and specifically as follows, to-wit:
Commencing at the point of intersection of the center line of Bayou Sale with the boundary line separating the property of William Voss from the Boquet Subdivision, said boundary line being the easterly boundary line of the property of William Voss and the westerly boundary line of said Boquet Subdivision, said point of intersection and beginning being designated by the letter “D” on the aforesaid plan of survey by Robert R. Wright; thence running along the center line of said Bayou Sale on a bearing of North 68 degrees 08 minutes 56 seconds West for a distance of 104.02 feet, thence continuing along the center line of said Bayou Sale on a bearing of North 74 degrees 02 minutes 47 seconds West for a distance of 140.08 feet to a point designated by the letter “A” on said plan of survey; thence running North 08 degrees 06 minute 49 seconds East for a distance of 544.5 feet to a point designated by the letter “B” on said plan of survey marked by a ¾ inch galvanized iron pipe, which said point “B” is located at a calculated distance and bearing of North 20 degrees 11 minutes 19 seconds East 7,142.41 feet from the section corner common to Sections 12, 101 and 105 of said Township 17 South, Range 17 East; thence, from said point “B”, running South 81 degrees 53 minutes 11 seconds East for a distance of 240.0 feet to a point on the said boundary line separating the property of William Voss from the Boquet Subdivision, said boundary line being the easterly boundary line of the property of William Voss and the westerly boundary line of said Boquet Subdivision, said point being designated by the letter “C” on said plan of survey and being marked by a ¾ inch galvanized iron pipe;

thence running along said boundary line on a bearing of South 08 degrees 06 minutes 49 seconds West for a distance of 588.35 feet to the point of intersection of said boundary line with the center line of Bayou Sale, which said point is designated by the letter “D” on said plan of survey, and is the point of beginning; containing 3.104 acres of land.
The above described property, is subject to a reservation to the Company’s predecessors in title of all oil, gas, sulphur and other minerals, like as well as unlike, but no surface rights of any kind are reserved to the mineral owners, whose rights to explore for and develop said minerals are limited to directional drilling or other operations conducted off and without the outside surface limits of said property and conducted only in such a way as to cause no interference with or damage to the operations or property of the Company, provided that the mineral owners shall have the further right to use and/or include said property for mineral pooling or unitization purposes but any drilling, exploring or other operations in connection with said pooling or unitization shall be subject to all of the foregoing provisions.
Being the same property acquired by the Company from William Voss and Lydia Callahan, wife of William Voss, by Act of Sale under private signature, duly acknowledged, executed on November 26, 1958, recorded in Conveyance Book 269, Folio 601 of the records of Terrebonne Parish.
Paragraph Four
The Electric Transmission Lines of the Company, including the towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the State of Louisiana, to-wit:
(1)    The Chalmette-Port Nickel 115 KV Transmission Line in St. Bernard and Plaquemines Parishes. This single circuit, wood pole, “H” frame 115 KV transmission line starts at the end of the present Chalmette Substation-Ingram Products 115 KV line and extends in a southeasterly direction and then in a southwesterly direction to the Port Nickel 115/13.8 KV Substation, a distance of approximately 15 miles.
(2)    The Gretna-Port Nickel 115 KV Transmission Line beginning at the pull off from the Gretna-Westwego 115 KV Line and extending in a southeasterly direction in Jefferson and Plaquemines Parishes to the Port Nickel 115/13.8 KV Substation. This transmission line consists of 3.94 miles of single circuit steel tower line, 1.38 miles of single circuit, wood pole, wishbone construction line, and .59 miles of 4 conductor 115 KV Submarine Cable described in Paragraph Five, Sub-Paragraph (1) of this Sixth Supplemental Indenture.
(3)    The 115 KV triple circuit steel tower transmission line in Jefferson Parish extending on Gretna Boulevard from Hamilton Street in a southerly direction to a point approximately 150 feet southerly of the Belle Chasse Highway, a distance of a little over one mile.
(4)    The 115/138 KV single circuit, shielded, “H” frame, wood pole transmission line in Ascension Parish extending from the Sorrento 115/66/ 13.8 KV Substation approximately 6.22 miles in a southwesterly direction to the Burnside 138/115/13.8 KV Substation, thence in a southwesterly direction and then in a northwesterly direction approximately 2.98 miles to Bayou Conway.

(5)    The Hammond-Ponchatoula 115 KV Transmission Line in Tangipahoa Parish. This single circuit, wood pole, “H” frame transmission line begins at the Hammond 115/24/13.8 KV Substation and extends in a southeasterly direction approximately 6.07 miles to the site of the proposed Ponchatoula 115/24 KV Substation.
(6)    The Chalmette-Michaud 115 KV Transmission Line from Chalmette Substation to Bayou Bienvenue. This single circuit, shielded, single wood pole transmission line in St. Bernard Parish extends from the Chalmette 115/13.8 KV Substation to Bayou Bienvenue, a distance of 2.1 miles.
(7)    The Westwego-Barataria 115 KV Transmission Line in Jefferson Parish. This single circuit, shielded, “H” frame, wood pole transmission line extends from the Westwego 115/13.8 KV Substation in a southwesterly direction approximately 9.5 miles to the site of the proposed Barataria 115/13.8 KV Substation.
(8)    Additions, improvements and replacements to the 110 KV single circuit, shielded, wood-pole, H-frame transmission line in Assumption, Ascension and Iberville Parishes, extending from the Napoleonville 110 KV Substation near Napoleonville in a Northwesterly direction to a point near the Town of Plaquemine, at Bayou Plaquemine, a distance of approximately 27.80 miles. Also, the property owned by the Company and used or useful in connection with said 110 KV transmission line, consisting of the property more particularly described in Paragraph Five, Sub-Paragraph (8) of the Third Supplemental Indenture and the following described property:
Lots 67, 68, 69 and 70 in Block “A”. Also Lots 61, 62 and 63 in Block “B” of Adams Terrace Subdivision, being located in Sections 18 and 85, T. 10 S. R. 13 E., Iberville Parish, Louisiana, Town of White Castle.
Being the same property acquired in the name of Nicholas Callan (the nominee of the Company) from Edward B. Adams, et als by Act of Sale under private signature, duly acknowledged, executed on February 21, 1952, recorded in Conveyance Book 106, Entry 96 of the records of Iberville Parish, and acquired of record by the Company by filing in the Conveyance Records of Iberville Parish on June 25, 1959 a Counter Letter by Nicholas Callan in favor of the Company by Act under private signature, duly acknowledged, executed on February 25, 1952, recorded in Conveyance Book 148, Entry 383 of the records of Iberville Parish.
(9)    The Golden Meadow-Leeville 115 KV Transmission Line in Lafourche Parish. This single circuit, shielded, “H” frame, wood pole transmission line extends from the Golden Meadow 34.5/13.8 KV Sub-station to the Leeville 115/34.5 KV Substation, a distance of 13.03 miles.
(10)    The Sarepta-Haynesville 115 KV Transmission Line in Webster and Claiborne Parishes. This single circuit, wood pole, “H” frame transmission line starts at the Sarepta 115/13.8 KV Substation and runs in an easterly direction to the site of the proposed Haynesville 115/13.8 KV Substation in Clairborne Parish, a distance of 19.93 miles.
(11)    The Oak Grove-Arkansas State 115 KV Transmission Line in West Carroll Parish. This single circuit, shielded, “H” frame, wood pole transmission line extends from the Oak Grove 115/13.8 KV Substation in a northeasterly direction to the Louisiana-Arkansas State Line, a distance of approximately 12.23 miles.
(12)    The Houma-Bayou Boeuf 138 KV Transmission Line in Terrebonne and Assumption Parishes. This single circuit, shielded, “H” frame, wood pole 138 KV line extends from the Houma Substation to Bayou Boeuf, a distance of 28.38 miles.

(13)    The Red Gum-St. Joseph 115 KV Transmission Line in Concordia and Tensas Parishes. This single circuit, shielded, “H” frame, wood pole transmission line extends from the Red Gum 115/34.5 KV Substation in a northeasterly direction 6.42 miles towards St. Joseph.
(14)    The Swartz-Rilla 115 KV Transmission Line in Ouachita Parish. This single circuit, wood pole, “H” frame transmission line begins at the Swartz 115/13.8 KV Substation and extends in a southerly direction 15.5 miles to the site of the proposed Rilla 115/13.8 KV Substation.
(15)    The LaBarre-Lakeshore 115 KV Transmission Line in Jefferson Parish. This single circuit, wood pole, wishbone type 115 KV transmission line starts at the LaBarre 115/13.8 KV Substation and runs in a westerly direction along the Airline Highway to Arnoult Road, a distance of .59 miles thence northerly along Arnoult Road, a distance of 2.70 miles to the Lakeshore 115/13.8 KV Substation.
Paragraph Five
The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, including all of the Company’s right, title and interest in and to the following situated in the State of Louisiana:
(1)    That certain 4 conductor 115 KV Submarine Cable, constituting a portion of the Gretna-Port Nickel 115 KV Transmission Line described in Paragraph Four, Sub-Paragraph (2) of this Sixth Supplemental Indenture, laid under and across the Mississippi River from a point approximately one-half mile upstream from Belle Chasse on the west bank of said River to a point at Port Nickel on the east bank of said River, in Plaquemines Parish.
(2)    Additions, improvements and replacements and renewals to the Electric Submarine Cables described in the Mortgage, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture.
And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed hereafter, as well as all of the Company’s rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.
Paragraph Six
The Electric Distribution Lines and Systems of the Company, including towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, accessories, devices and equipment and all of the Company’s other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems located in the towns and parishes set forth in the Mortgage, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture and including the additional distribution systems situated in the State of Louisiana and located at, in, near, or in the vicinity of the cities, towns and communities and parishes set forth below:

Name	Parish
Cat Island	Caldwell
Cross-Road	Caldwell
Florrissant	St. Bernard
Hendrix	Caldwell
Joy-Hill	Caldwell
Pleasant Ridge	LaSalle
Ward 5 School	Caldwell
And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distributing systems of the Company and parts thereof, wherever situated, whether connected or not connected with any of the foregoing systems or whether now owned or hereafter acquired, as well as all of the Company’s rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of Section 87 of the Mortgage.
Paragraph Seven
The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing bodies of the respective municipalities and parishes in the State of Louisiana including, in addition to those described in the Mortgage, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture, those which are shown together with the expiration dates thereof in the following schedule:

MUNICIPAL ELECTRIC FRANCHISES

Municipality	Parish	Expiration

Amite City	Tangipahoa	September 1, 1984
Arcadia	Bienville	November 4, 1983
Dixie Inn	Webster	April 2, 1982
Dubberly	Webster	December 17, 1984
Golden Meadow	Lafourche	March 2, 1984
Gramercy	St. James	March 4, 1984
Harahan	Jefferson	September 14, 1984
Hodge	Jackson	April 7, 1984
Homer	Terrebonne	March 12, 1982
Independence	Tangipahoa	May 6, 1983
Kenner	Jefferson	March 9, 1984
Lisbon	Claiborne	March 5, 1984
Montpelier	St. Helena	March 22, 1983
Ponchatoula	Tangipahoa	October 21, 1983
Sorrento	Ascension	December 4, 1981
Springfield	Livingston	October 8, 1984
Tangipahoa	Tangipahoa	October 13, 1984
Tickfaw	Tangipahoa	May 21, 1982
PARISH ELECTRIC FRANCHISES AND PERMITS

Iberville	January 10, 2007
Morehouse	July 7, 2009
Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, public grounds and rights-of-way, and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.
All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First, Second, Third, Fourth and Fifth Supplemental Indentures (except any herein or in the Mortgage or in said First, Second, Third, Fourth and Fifth Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It is hereby agreed by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixth Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
To HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Milton J. Redlich (successor to Carl E. Buckley) and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Chase Manhattan Bank (successor by merger to The Chase National Bank of the City of New York), the Corporate Trustee, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Sixth Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage, as follows:

ARTICLE I

Seventh Series of Bonds.

Section 1.There shall be a series of bonds designated “5% Series due 1990” (herein sometimes referred to as the “Seventh Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof and of any appurtenant coupons, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventh Series shall mature on April 1, 1990, and shall be issued as coupon bonds in the denomination of One Thousand Dollars, registrable as to principal, and as fully registered bonds in denominations of One Thousand Dollars and Ten Thousand Dollars and, at the option of the Company, as to either coupon bonds or fully registered bonds, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of five per centum (5%) per annum, payable semi-annually on October 1 and April 1 of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Coupon bonds of the Seventh Series shall be dated as of April 1, 1960, and fully registered bonds of the Seventh Series shall be dated as in Section 10 of the Mortgage provided.

(I)Bonds of the Seventh Series shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, upon notice published as provided in Section 52 of the Mortgage, once on at least four different days before the date fixed for redemption, unless notice by publication shall not be required as provided in Section 52 of the Mortgage, in which event notice shall be given by mailing, the first publication, or notice by mailing, as the case may be, to be at least thirty (30) days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

GENERAL REDEMPTION PRICES
If redeemed during 12 months period ending March 31,

1961	106.09%	1971	103.99%	1981	101.89%
1962	105.88%	1972	103.78%	1982	101.68%
1963	105.67%	1973	103.57%	1983	101.47%
1964	105.46%	1974	103.36%	1984	101.26%
1965	105.25%	1975	103.15%	1985	101.05%
1966	105.04%	1976	102.94%	1986	100.84%
1967	104.83%	1977	102.73%	1987	100.63%
1968	104.62%	1978	102.52%	1988	100.42%
1969	104.41%	1979	102.31%	1989	100.21%
1970	104.20%	1980	102.10%	1990	100.00%
in each case, together with accrued interest to the date fixed for redemption.
(II)Bonds of the Seventh Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Corporate Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or of Section 2 hereof or with the Proceeds of Released Property; provided, however, that in the case of application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 2 hereof, if the date fixed for such redemption shall be prior to January 1 of the calendar year in which such deposit of cash shall become due under the provisions of Section 2 hereof, they shall be redeemable at the general redemption prices set forth in subdivision (I) of this Section, together with accrued interest to the date fixed for redemption; and provided further, that

(1)in the case of application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 2 hereof, if the date fixed for such redemption shall be on or after January 1 of the calendar year in which such deposit of cash shall become due under the provisions of Section 2 hereof, or

(2)in the case of redemption by the application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property, they shall be redeemable at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
SPECIAL REDEMPTION PRICES
If redeemed during 12 months period ending March 31,

1961	101.09%	1971	100.89%	1981	100.55%
1962	101.08%	1972	100.86%	1982	100.51%
1963	101.06%	1973	100.83%	1983	100.46%
1964	101.04%	1974	100.80%	1984	100.41%
1965	101.02%	1975	100.77%	1985	100.36%
1966	101.00%	1976	100.74%	1986	100.31%
1967	100.98%	1977	100.71%	1987	100.26%
1968	100.96%	1978	100.67%	1988	100.20%
1969	100.94%	1979	100.63%	1989	100.14%
1970	100.91%	1980	100.59%	1990	100.00%
in each case, together with accrued interest to the date fixed for redemption.
(III)At the option of the holder, any coupon bonds of the Seventh Series, upon surrender thereof with all unmatured coupons appertaining thereto at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations; all such coupon bonds to be exchanged as aforesaid shall be in bearer form or, if registered, accompanied by a written instrument of transfer whenever required by the Company duly executed by the registered owner or by his duly authorized attorney. At the option of the registered owner, any fully registered bonds of the Seventh Series, upon surrender thereof, for cancellation, at said office or agency of the Company, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The holder of any coupon bond of the Seventh Series may have the ownership thereof registered as to principal at the office or agency of the Company in the Borough of Manhattan, The City of New York, and such registration noted on such bond. After such registration no transfer of such bond shall be valid unless made at said office or agency by the registered owner in person or by his duly authorized attorney and similarly noted on such bond; but (subject to the provisions of Section 12 of the Mortgage) the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bond, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer. Fully registered bonds of the Seventh Series shall also be transferable (subject to the provisions of Section 12 of the Mortgage) at said office or agency of the Company.

ARTICLE II

Sinking or Improvement Fund for Bonds of the Seventh Series.

Section 2.The Company covenants that, so long as any of the bonds of the Seventh Series shall remain Outstanding, it will, on or before March 1, 1962, and on or before March 1 of each year thereafter, to and including the year 1990, deliver to the Corporate Trustee:

(A)    An Officers’ Certificate which shall state:
(a)    the greatest principal amount of all bonds of the Seventh Series prior to January 1 of such year at any one time Outstanding;
(b)    the aggregate principal amount of all bonds of the Seventh Series retired prior to the date of such Officers’ Certificate (i) pursuant to the provisions of subdivision (3) or subdivision (4) of Section 61 of the Mortgage by use or application of the proceeds of insurance on, the release or other disposition of, or the taking by eminent domain of, property; or (ii) pursuant to the provisions of Section 64 of the Mortgage;
(c)    the aggregate principal amount of bonds the right to the authentication and delivery of which (on the basis of the retirement of bonds of the Seventh Series) shall have been waived prior to the date of such Officers’ Certificate pursuant to the provisions of clause (c) of subdivision (4) of Section 59 of the Mortgage as the basis of the release of property or pursuant to the provisions of subdivision (2) of Section 61 of the Mortgage as the basis of the withdrawal of cash representing proceeds of insurance on, the release or other disposition of, or the taking by eminent domain of, property;
(d)    the amount remaining after deducting the sum of the amounts stated pursuant to clauses (b) and (c) above from the amount stated pursuant to clause (a) above;
(e)    the amount which is one per centum (1%) of the amount stated pursuant to clause (d) above; and
(f)    an aggregate principal amount of bond(s) or fraction of a bond to the authentication and delivery of which the Company shall then be entitled on the basis of Property Additions or on the basis of the retirement of bonds of the Seventh Series by virtue of compliance with all applicable provisions of the Mortgage (except as hereinafter in this Section otherwise provided) if the Company elects to make its right to the authentication and delivery of such bond(s)-or fraction of a bond the basis of a credit under this Section.
(B)    An amount in cash and/or principal amount of bonds of the Seventh Series equivalent to the amount stated in the Officers’ Certificate (due on or before March 1 of such year) provided for by this Section pursuant to the requirements of clause (e) of subdivision (A) of this Section; provided, however, that, against the amount of cash or bonds payable or deliverable pursuant to this subdivision (B), there shall be credited the principal amount of the bonds which shall be stated in such Officers’ Certificate pursuant to the requirements of clause (f) of subdivision (A) of this Section.
For the purpose of subdivision (A) of this Section the term “Outstanding” shall not include bonds of the Seventh Series pledged to secure indebtedness of the Company and not at any time otherwise issued by the Company.
Such cash together with any bonds delivered to the Corporate Trustee under the provisions of this Section shall be dealt with as provided for by this Section.
Notwithstanding any other provisions of this Sixth Supplemental Indenture or of the Mortgage, (i) the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on March 1 of the then current year or any subsequent year or years by depositing cash and/or a principal amount of bonds of the Seventh Series with the Corporate Trustee in full satisfaction or in partial satisfaction of the requirements of this Section and (ii) any cash so deposited, whether in full satisfaction or in partial satisfaction of the requirements of this Section and whether becoming due on March 1 of the then current year or of a subsequent year, may be from time to time withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 31 of the Mortgage or in subdivisions (3) and/or (4) of Section 61 of the Mortgage; provided, however, that the retirement of no bonds of any series other than the Seventh Series shall be made the basis of the withdrawal of cash deposited under this Section and, provided further that no bonds of any series other than the Seventh Series shall be purchased, paid or redeemed, as above provided, with cash deposited under the provisions of this Section and that no bonds of the Seventh Series shall be purchased with cash deposited under this Section at such price (including accrued interest and brokerage) that the cost thereof to the Company is in excess of the cost of redeeming such bonds on a date forty (40) days after the date of such purchase (including premium, if any, and accrued interest from the interest date next preceding the date of purchase to such redemption date in such cost).
In case credit under the provisions of this Section is applied for in whole or in part upon the basis of the right to the authentication and delivery of bonds, the Company shall comply with all applicable provisions of the Mortgage relating to such authentication and delivery; except that the Company shall not be required to comply with any earning requirements or to deliver to the Corporate Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (2), (6) and (8) of Section 28 of the Mortgage.
So long as any bonds of the Seventh Series shall remain Outstanding, any election by the Company pursuant to clause (f) of subdivision (A) of this Section to make its right to the authentication and delivery of any bond(s) or fraction of a bond the basis of a credit under this Section shall operate as a waiver by the Company of its right to the authentication and delivery of such bond(s) or fraction of a bond and such bond(s) or fraction of a bond may not thereafter be authenticated and delivered under the Mortgage, and any Property Additions which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall have the status of Funded Property and shall be deemed to have been made the basis of a credit under the Mortgage.
For all purposes of the Mortgage (including all calculations thereunder), so long as any bonds of the Seventh Series remain Outstanding, as defined in Section 2 of the Mortgage:
(I)    any cash deposited under the provisions of this Section or Section 40 of the Mortgage or Section 2 of the First, Second, Third, Fourth or Fifth Supplemental Indenture shall be deemed to be Funded Cash;
(II)    any bonds of the Seventh Series delivered to the Corporate Trustee pursuant to the provisions of this Section or any bonds of the Second, Third, Fourth, Fifth or Sixth Series delivered to the Corporate Trustee pursuant to the provisions of Section 2 of the First, Second, Third, Fourth or Fifth Supplemental Indenture or any bonds of the First Series delivered to the Corporate Trustee or credited pursuant to the provisions of Section 40 of the Mortgage shall, after such delivery or crediting, be deemed to have been retired by the use of Funded Cash; and
(III)    with respect to all credits taken under this Section or Section 2 of the First, Second, Third, Fourth or Fifth Supplemental Indenture on the basis of waivers of the right to the authentication and delivery of bonds or otherwise, it shall be deemed that (in lieu of such credits being so taken) an amount of cash equal to each such credit was deposited pursuant to the provisions of this Section or of said Section 2 of the First, Second, Third, Fourth or Fifth Supplemental Indenture, as the case may be, and concurrently with such deposit was withdrawn on the same basis as that on which such credit was taken.

Any bonds issued under the Mortgage, delivered to, deposited with or purchased or redeemed by, the Corporate Trustee pursuant to the provisions of this Section, shall forthwith be canceled by the Corporate Trustee.
The Company shall forthwith from time to time on demand of the Corporate Trustee make further payments pursuant to the provisions of this Section on account of accrued interest, brokerage and premium, if any, on bonds purchased or redeemed or then to be purchased or redeemed but not in excess of
(AA) the aggregate cost for principal, interest, brokerage and premium, if any, on all bonds theretofore, or then to be, purchased and/or redeemed pursuant to the provisions of this Section;
after deducting therefrom
(BB) the aggregate principal amount of all bonds theretofore, and of all bonds then to be, purchased and/or redeemed pursuant to the provisions of this Section, plus the aggregate of all such further payments theretofore made pursuant to the provisions of this Section on account of accrued interest, brokerage and/or premium, if any.

ARTICLE III

Dividend Covenant.

Section 3.The Company covenants that, so long as any of the bonds of the Seventh Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to March 31, 1960 exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from earned surplus to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to March 31, 1960 to earned surplus, (b) $6,550,000, and (c) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

For the purpose of this Section 3 the aggregate amount credited subsequent to March 31, 1960 to earned surplus shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, but in such determination there shall not be considered charges to earned surplus applicable to the period prior to April 1, 1960, including, but not limited to, charges to earned surplus for write-offs or write-downs of book values of assets owned by the Company on March 31, 1960. There shall be included as a deduction, however, in determining the net balance to be transferred from the income account for any period subsequent to March 31, 1960, amounts equal to the sum of (1) amounts, not otherwise deducted, which would be required to be included in operating expenses in each Net Earning Certificate by the provisions of Section 6 of this Sixth Supplemental Indenture and (2) the Company’s provisions during such period for depreciation and retirement of property (but excluding from this subdivision (2) amounts included under subdivision (1) above), which sum, for the purposes of this Section 3, shall not be less than the aggregate amounts required to be stated for the period from April 1, 1960 to the date of such dividend, distribution, purchase or acquisition in the Officers’ Certificate of Replacements by the provisions of subdivision (1) of subsection (I) of Section 39 of the Mortgage, including proportionate amounts calculated as provided in subdivision (1) thereof for any portion of the period elapsed since March 31, 1960 not theretofore included in any Officers’ Certificate of Replacements.
For the purpose of this Section 3, the Company’s provisions for depreciation and retirement of property shall be deemed to be the amount credited to the depreciation reserve account through charges to operating revenue deductions, or otherwise to income, as provided in the Uniform System of Accounts prescribed for Public Utilities and Licensees by the Federal Power Commission.

ARTICLE IV

Limitation on Acquisition of Property Subject to Prior Lien and on Issuance of Prior Lien Bonds.

Section 4.The covenants in Sections 4 and 5 of the Third Supplemental Indenture shall remain in effect so long as any bonds of the Seventh Series are Outstanding to the same extent as if the covenants in said Sections 4 and 5 were repeated in this Sixth Supplemental Indenture with the words “Seventh Series” substituted in place of the words “Fourth Series” each time such words appear in Sections 4 and 5 of the Third Supplemental Indenture.

ARTICLE V

Miscellaneous Provisions.

Section 5.Subject to the amendments provided for in this Sixth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

Section 6.So long as any bonds of the Fifth, Sixth or Seventh Series shall remain Outstanding, in each Net Earning Certificate made pursuant to Section 7 of the Mortgage, there shall be included in operating expenses for the twelve (12) months period with respect to which such certificate is made, an amount, if any (not otherwise included), equal to the provisions for amortization of any amounts included in utility plant acquisition adjustment accounts for such period.

Section 7.So long as any bonds of the Seventh Series are Outstanding, subdivision (2) of Section 7 of the Mortgage is hereby amended by adding thereto the following words “provided, further, that the amount so included in such operating expenses in lieu of the amounts actually appropriated out of income for retirement of the Mortgaged and Pledged Property used primarily and principally in the electric, gas, steam and/or hot water utility business and the Company’s automotive equipment used in the operation of such property shall not be less than the amounts so actually appropriated out of income.”

Section 14 of the Mortgage, as heretofore amended, is hereby further amended to read as follows:
“Section 14. All bonds authenticated and delivered hereunder shall from time to time, be executed on behalf of the Company by the Chairman of the Board & Chief Executive Officer, except on bonds of the First, Second, Third, Fourth, Fifth and Sixth Series, or its President or one of its Vice-Presidents, whose signature, except on bonds of the First, Second and Third Series, may be facsimile, and its corporate seal shall be thereon impressed or imprinted and attested by its Secretary or one of its Assistant Secretaries, whose signature, except on bonds of the First, Second, Third, Fourth, Fifth and Sixth Series, may be facsimile. The coupons to be attached to coupon bonds shall bear the facsimile signature of the present or any future Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon, or whose facsimile signature appears on any bond or coupon, shall cease to be such officers of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Corporate Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds and/or attested the seal thereon and/or whose facsimile signature appears on any bond or coupon had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds, the Corporate Trustee shall cut off and cancel all matured coupons thereto attached (except as otherwise provided or permitted in Sections 12 and 16 hereof).”
Section 8.The Company reserves the right, subject to appropriate corporate action but without any consent or other action by holders of bonds of the Seventh Series or of any subsequently created series, to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to amend Section 20 and Section 126 thereof to change the figure “Two Hundred Fifty Million Dollars ($250,000,000)” appearing in said sections to “One Billion Dollars ($1,000,000,000)”.

Section 9.So long as any bonds of the Second, Third, Fourth, Fifth Sixth or Seventh Series shall remain Outstanding, clause (5) of subsection (I) of Section 39 of the Mortgage shall be amended by deleting the word “expenditures” from the first line of such clause (5) and inserting in lieu thereof the words “net cash expenditures (after reflecting salvage) made”.

Section 10.Section 55 of the Mortgage, as heretofore amended, is hereby further amended to insert the words “and subject to the provisions of Section 2 of the Sixth Supplemental Indenture dated as of April 1, 1960”, after the date “January 1, 1957”.

Section 11.The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixth Supplemental Indenture.
Section 12.Whenever in this Sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 13.Nothing in this Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

Section 14.It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana the general language of conveyance contained in this Sixth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Sixth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 15.This Sixth Supplemental Indenture shall be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF LOUISIANA POWER & LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice-Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Chase Manhattan Bank, one of the parties hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice-Presidents and its corporate seal to be attested by one of its Assistant Secretaries, and Milton J. Redlich, one of the parties hereto of the second part, for all like purposes has hereunto set his hand and affixed his seal, all in The City of New York, as of the 1st day of April, 1960.

Louisiana Power & Light Company,
	By:	/s/ Anson E. Elliott
(Anson E. Elliott)
Vice-President.

Attest:

/s/ Laurence E. Didier
(Laurence E. Didier)
Secretary.

Executed, sealed and delivered by Louisiana Power & Light Company in the presence of:

/s/ John M. Stuart
(John M. Stuart) /s/ Lucille M. Gannon
(Lucille M. Gannon)

The Chase Manhattan Bank, As Trustee,

	By:	/s/ J. Bryson Aird
(J. Bryson Aird)
Vice-President.

Attest:

/s/ John J. O’Connell
(John J. O’Connell)
Assistant Secretary.

Executed, sealed and delivered by The Chase Manhattan Bank in the presence of:

/s/ Charles B. Knower
(Charles B. Knower) /s/ Wilmer T. Langstroth
(Wilmer T. Langstroth)

Executed, sealed and delivered by Milton J. Redlich in the presence of:
	/s/ Milton J. Redlich	[L.S.]
Milton J. Redlich As Trustee.
/s/ Charles B. Knower
(Charles B. Knower) /s/ Wilmer T. Langstroth
(Wilmer T. Langstroth)

STATE OF NEW YORK,	ss.:
COUNTY OF NEW YORK

On this 31st day of March, 1960, before me appeared ANSON E. ELLIOTT, to me personally known, who, being by me duly sworn, did say that he is a Vice-President of LOUISIANA POWER & LIGHT COMPANY, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said ANSON E. ELLIOTT acknowledged said instrument to be the free act and deed of said corporation.
On the 31st day of March, in the year 1960, before me personally came ANSON E. ELLIOTT, to me known, who, being by me duly sworn, did depose and say that he resides at No. 100 Woodland Place, in New Orleans, State of Louisiana; that he is a Vice-President of LOUISIANA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Irene Fay
Irene Fay
Notary Public, State of New York
No. 31-1174825
Qualified in New York County
Commission Expires March 30, 1961

STATE OF NEW YORK,	ss.:
COUNTY OF NEW YORK

On this 31st day of March, 1960, before me appeared J. BRYSON AIRD, to me personally known, who, being by me duly sworn, did say that he is a Vice-President of THE CHASE MANHATTAN BANK, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said J. BRYSON AIRD acknowledged said instrument to be the free act and deed of said corporation.
On the 31st day of March, in the year 1960, before me personally came J. BRYSON AIRD, to me known, who, being by me duly sworn, did depose and say that he resides at 177 East 77th Street, New York, New York; that he is a Vice-President of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Ferdinand F. Werner
Ferdinand F. Werner
Notary Public, State of New York
No. 43-4225675
Qualified in Richmond County
Cert. filed with New York Co. Clerk
Commission Expires March 30, 1961

STATE OF NEW YORK,	ss.:
COUNTY OF NEW YORK

On this 31st day of March, 1960, before me personally appeared MILTON J. REDLICH, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.
On the 31st day of March, 1960, before me personally came MILTON J. REDLICH, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ Ferdinand F. Werner
Ferdinand F. Werner
Notary Public, State of New York
No. 43-4225675
Qualified in Richmond County
Cert. filed with New York Co. Clerk
Commission Expires March 30, 1961